                                                                    EXHIBIT 4.04

                      AMENDED AND RESTATED CREDIT AGREEMENT

      ($250,000,000 REVOLVING LOAN FACILITY WITH ACCORDION TO $300,000,000)

                           DATED AS OF JANUARY 2, 2004

                                      AMONG

                        OCEANEERING INTERNATIONAL, INC.,

                                  AS BORROWER,

                             WELLS FARGO BANK, N.A.

            AS ADMINISTRATIVE AGENT AND LEAD ARRANGER AND AS A LENDER
                                 AND L/C ISSUER,

                                 HSBC BANK USA,
                             AS DOCUMENTATION AGENT,

                                 COMERICA BANK,
                              AS SYNDICATION AGENT

                                       AND

                       THE OTHER LENDERS NOW OR HEREAFTER

                                 PARTIES HERETO

SECTION 1.  Definitions....................................................................................       1

    Section 1.1  Certain Defined Terms.....................................................................       1
    Section 1.2  Miscellaneous.............................................................................      20

SECTION 2.  Commitments and Credit Extensions..............................................................      20

    Section 2.1  Revolving Loans...........................................................................      20
    Section 2.2  Swing Line Loans..........................................................................      21
    Section 2.3  Letters of Credit.........................................................................      23
    Section 2.4  Terminations or Reductions of Commitments.................................................      29
    Section 2.5  Fees......................................................................................      30
    Section 2.6  Several Obligations.......................................................................      30
    Section 2.7  Notes.....................................................................................      30
    Section 2.8  Use of Proceeds...........................................................................      31
    Section 2.9  Increase of Commitments...................................................................      31
    Section 2.10 Non-Application of Chapter 346 of Texas Finance Code......................................      32

SECTION 3.  Borrowings, Payments, Prepayments and Interest Options.........................................      32

    Section 3.1  Borrowings................................................................................      32
    Section 3.2  Payments; Prepayments.....................................................................      32
    Section 3.3  Interest Options..........................................................................      33

SECTION 4.  Payments; Pro Rata Treatment; Computations, Etc................................................      37

    Section 4.1  Payments..................................................................................      37
    Section 4.2  Pro Rata Treatment........................................................................      39
    Section 4.3  Certain Actions, Notices, Etc.............................................................      39
    Section 4.4  Non-Receipt of Funds by Agent.............................................................      39
    Section 4.5  Sharing of Payments, Etc..................................................................      40

SECTION 5.  Conditions Precedent to Credit Extensions......................................................      40

    Section 5.1  Initial Credit Extensions.................................................................      40
    Section 5.2  All Credit Extensions.....................................................................      42

SECTION 6.  Representations and Warranties.................................................................      42

    Section 6.1  Organization..............................................................................      42
    Section 6.2  Financial Statements......................................................................      42
    Section 6.3  Enforceable Obligations; Authorization....................................................      43
    Section 6.4  Other Debt................................................................................      43
    Section 6.5  Litigation................................................................................      43
    Section 6.6  Taxes.....................................................................................      43
    Section 6.7  Regulations U and X.......................................................................      43
    Section 6.8  Subsidiaries..............................................................................      43
    Section 6.9  No Untrue or Misleading Statements........................................................      43
    Section 6.10 ERISA.....................................................................................      44
    Section 6.11 Investment Company Act....................................................................      44
    Section 6.12 Public Utility Holding Company Act........................................................      44
    Section 6.13 Fiscal Year...............................................................................      44
    Section 6.14 Compliance................................................................................      44

    Section 6.15  Environmental Matters.....................................................................      44
    Section 6.16  Tax Shelter Regulations...................................................................      45

SECTION 7.   Affirmative Covenants..........................................................................      45

    Section 7.1   Taxes, Existence, Regulations, Property, Etc..............................................      45
    Section 7.2   Financial Statements and Information......................................................      45
    Section 7.3   Financial Tests...........................................................................      46
    Section 7.4   Inspection................................................................................      47
    Section 7.5   Further Assurances........................................................................      47
    Section 7.6   Books and Records.........................................................................      47
    Section 7.7   Insurance.................................................................................      47
    Section 7.8   Notice of Certain Matters.................................................................      47
    Section 7.9   Capital Adequacy..........................................................................      48
    Section 7.10  ERISA Information and Compliance..........................................................      48

SECTION 8.   Negative Covenants.............................................................................      49

    Section 8.1  Limitations on Indebtedness and Preferred Stock of Restricted
             Subsidiaries...................................................................................      49
    Section 8.2   Priority Liabilities......................................................................      49
    Section 8.3   Limitations on Liens......................................................................      50
    Section 8.4   Dividends, Stock Purchases and  Restricted Investments....................................      52
    Section 8.5   Mergers, Consolidations and Sales of Assets...............................................      54
    Section 8.6   Limitation on Restricted Agreements.......................................................      56
    Section 8.7   Nature of Business........................................................................      57
    Section 8.8   Transactions with Affiliates..............................................................      57
    Section 8.9   Designation of Subsidiaries, Etc..........................................................      57

SECTION 9.   Defaults.......................................................................................      58

    Section 9.1   Events of Default.........................................................................      58
    Section 9.2   Right of Setoff...........................................................................      61
    Section 9.3   Remedies Cumulative.......................................................................      61

SECTION 10.   Agent.........................................................................................      61

    Section 10.1  Appointment, Powers and Immunities........................................................      61
    Section 10.2  Reliance..................................................................................      62
    Section 10.3  Defaults..................................................................................      62
    Section 10.4  Material Written Notices..................................................................      63
    Section 10.5  Rights as a Lender........................................................................      63
    Section 10.6  Indemnification...........................................................................      63
    Section 10.7  Non-Reliance on Agent and Other Lenders...................................................      63
    Section 10.8  Failure to Act............................................................................      64
    Section 10.9  Resignation or Removal of Agent...........................................................      64
    Section 10.10 No Partnership............................................................................      65
    Section 10.11 Authority of Agent........................................................................      65
    Section 10.12 Documentation Agent and Syndication Agent.................................................      65

SECTION 11.   Miscellaneous.................................................................................      65

    Section 11.1  Waiver....................................................................................      65

    Section 11.2  Notices...................................................................................      65
    Section 11.3  Expenses, Etc.............................................................................      66
    Section 11.4  Indemnification...........................................................................      66
    Section 11.5  Amendments, Etc...........................................................................      67
    Section 11.6  Successors and Assigns....................................................................      67
    Section 11.7  Limitation of Interest....................................................................      70
    Section 11.8  Survival..................................................................................      70
    Section 11.9  Captions..................................................................................      71
    Section 11.10 Counterparts..............................................................................      71
    Section 11.11 Governing Law.............................................................................      71
    Section 11.12 Severability..............................................................................      71
    Section 11.13 Tax Forms.................................................................................      71
    Section 11.14 Conflicts Between This Agreement and the Other Loan Documents.............................      71
    Section 11.15 Limitation on Charges; Substitute Lenders; Non-Discrimination.............................      72
    Section 11.16 Confidentiality...........................................................................      72
    Section 11.17 Refinancing of Obligations Under Existing Credit Agreement................................      73
    Section 11.18 Waiver of Right to Trial by Jury..........................................................      73
    Section 11.19 NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECTION 26.02...................................      73

EXHIBITS

    A -- Request for Extension of Credit
    B -- Rate Designation Notice
    C -- Revolving Note
    D -- Assignment and Acceptance
    E -- Compliance Certificate
    F -- Subsidiaries
    G -- Existing Affiliates
    H -- Existing Investments
    I -- Existing Indebtedness and Liens
    J -- Swing Line Note

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made and entered into as of January 2, 2004 (the "Effective Date"), by and among OCEANEERING INTERNATIONAL, INC., a Delaware corporation (together with its permitted successors and assigns, herein called the "Borrower"); each of the lenders which is or may from time to time become a party hereto (individually, a "Lender" and, collectively, the "Lenders"); HSBC BANK USA, as Documentation Agent; COMERICA BANK, as Syndication Agent and WELLS FARGO BANK, N.A., a national banking association, as administrative agent and lead arranger (in such capacity, together with its successors in such capacity, the "Administrative Agent" or "Agent").

         The Borrower, certain of the Lenders and Wells Fargo Bank, N.A., as agent ("Existing Agent") previously entered into that certain Credit Agreement dated as of July 1, 2003 (as amended prior to the date hereof, the "Existing Credit Agreement").

         The parties hereto desire to amend and restate such Existing Credit Agreement in its entirety and refinance the "Obligations" thereunder by providing (a) an initial Aggregate Commitment of $250,000,000 and (b) an option for the Borrower to increase such Aggregate Commitment to an amount not exceeding $300,000,000, subject to the terms and conditions hereof.

         Accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

SECTION 1. DEFINITIONS.

         Section 1.1. Certain Defined Terms.

         In this Agreement, terms defined above shall have the meanings ascribed to them above. Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement or in the Loan Documents in the singular have the same meanings when used in the plural and vice versa):

         "Additional Interest" means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes or any other amounts owing under any Loan Document.

         "Adjusted LIBOR" means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by (b)
1.0000 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

         "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and

"under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         "Aggregate Commitments" means the aggregate amount of the Commitments of all the Lenders, which initially shall be $250,000,000, but which may be increased pursuant to Section 2.9 hereof.

         "Agreement" means this Credit Agreement, as it may from time to time be amended, modified, restated or supplemented.

         "Annual Financial Statements" means the consolidated annual financial statements of Borrower and its Subsidiaries, including all notes thereto, which statements shall include a consolidated balance sheet as of the end of the fiscal year relating thereto and a consolidated income statement and a consolidated statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects, and accompanied by the opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the consolidated financial position of the applicable Persons as of the date thereof and the results of consolidated operations of the applicable Persons for the period covered thereby in conformity with GAAP. As long as Borrower files an annual report on Form 10-K with the Securities and Exchange Commission, such report and related financial statements, including notes thereto and opinion of independent certified public accountants, included thereon shall be considered the "Annual Financial Statements".

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Assignment and Acceptance" shall have the meaning ascribed to such term in Section 11.6(b) hereof.

         "Bankruptcy Code" means the United States Bankruptcy Code, as amended, and any successor statute.

         "Base Rate" means for any day a rate per annum equal to the lesser of
(a) the then applicable Margin Percentage from time to time in effect plus the greater of (1) the Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason Agent shall have determined (which determination shall be prima facie evidence of the correctness thereof) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate plus the then applicable Margin Percentage from time to time in effect or (b) the Ceiling Rate.

         "Base Rate Borrowing" means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

         "Borrowing" means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

         "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Ceiling Rate" means, on any day, with respect to any Lender, the maximum nonusurious rate of interest, if any, permitted for that day under the law then applicable to such Lender, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the Ceiling Rate for any Lender, the Ceiling Rate for such Lender shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code) for that day. Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Borrower, if and to the extent applicable to any Lender and permitted by the Texas Finance Code. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates. Notwithstanding any choice of law set forth herein or in any other Loan Document, to the maximum extent permitted under applicable laws, any Lender may elect to have the usury laws of another jurisdiction apply to the Note and the Loans held by such Lender.

         "Change of Control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than an Affiliate described on Exhibit G, (i) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of Borrower's Voting Stock, or (ii) acquire after the date hereof (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of Borrower, through beneficial ownership of the capital stock of Borrower or otherwise, or (y) all or substantially all of the properties and assets of Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         "Commitment" means, as to any Lender, the obligation, if any, of such Lender to (a) make Revolving Loans pursuant to Section 2.1, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to Section 2.4 hereof or increased pursuant to Section 2.9).

         "Commitment Percentage" means, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Commitment (or if the

Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions have terminated, such Lender's outstanding Loans and L/C Obligations) and the denominator of which is the Aggregate Commitments (or if the Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions have terminated, the aggregate amount of all outstanding Loans and L/C Obligations).

         "Compliance Certificate" shall have the meaning given to it in Section 7.2(c) hereof.

         "Consolidated Adjusted Net Worth" means as of the date of any determination thereof Consolidated Net Worth excluding, to the extent included in the determination of Consolidated Net Worth, any accumulated foreign currency translation adjustments or impairments as determined in accordance with GAAP.

         "Consolidated EBITDA" for any period means the sum of (a)(i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or local income taxes made by Borrower and its Restricted Subsidiaries during such period, (iii) all provisions for depreciation and amortization (other than amortization of debt discount) made by Borrower and its Restricted Subsidiaries during such period, (iv) any other non-cash charge to the extent such non-cash charge reduces Consolidated Net Income (as reduced by any adjustment for the amount of cash pay-outs of non-cash charges from prior fiscal periods), and (v) Consolidated Interest Expense during such period, minus (b) any gains or losses on the sale or other disposition of Investments or fixed or capital investments (other than gains or losses in the ordinary course of business as determined in accordance with GAAP), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Indebtedness" means all Indebtedness of Borrower and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Interest Expense" means for any period all interest (including the interest component on Rentals on Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) of Borrower and its Restricted Subsidiaries for which such calculations are being made as determined in accordance with GAAP. Computations of Consolidated Interest Expense on a pro-forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "Consolidated Net Income" for any period means the gross revenues of Borrower and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) the proceeds of any life insurance policy;

                  (b) net earnings and losses of any Restricted Subsidiary of Borrower accrued prior to the date it became a Restricted Subsidiary of Borrower;

                  (c) net earnings and losses of any Corporation (other than a Restricted Subsidiary of Borrower), substantially all the assets of which have been acquired in any manner by

Borrower or any of its Restricted Subsidiaries, realized by such Corporation prior to the date of such acquisition;

                  (d) net earnings and losses of any Corporation (other than a Restricted Subsidiary of Borrower) with which Borrower or a Restricted Subsidiary of Borrower shall have consolidated or which shall have merged into or with Borrower or a Restricted Subsidiary of Borrower prior to the date of such consolidation or merger;

                  (e) net earnings of any business entity (other than a Restricted Subsidiary of Borrower) in which Borrower or any Restricted Subsidiary of Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower or such Restricted Subsidiary of Borrower in the form of cash distributions;

                  (f) any portion of the net earnings of any Restricted Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower or any other Restricted Subsidiary of Borrower;

                  (g) earnings and losses resulting from any reappraisal, revaluation, write-up or write-down of assets other than in the ordinary course of business;

                  (h) any reversal of any contingency reserve to the extent such contingency reserve was taken prior to the date of the Effective Date, but including in any determination of Consolidated Net Income changes in estimates made in accordance with GAAP; and

                  (i) any other extraordinary gain or loss, including, without limitation, the cumulative effect of changes to GAAP.

         "Consolidated Net Worth" means, as of the date of any determination thereof the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of Borrower and its Restricted Subsidiaries as determined in accordance with GAAP.

         "Consolidated Total Capitalization" means as of the date of the end of the most recent prior fiscal quarter, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Adjusted Net Worth.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

         "Corporation" means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Debt to Capitalization Ratio" means, as of any day, the ratio, expressed as a percentage, of (a) Consolidated Indebtedness as of such date to
(b) Consolidated Total Capitalization as of such date.

         "Default" means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Distribution" in respect of Borrower and its Restricted Subsidiaries means:

                  (a) dividends or other distributions on capital stock (including, without limitation, preferred stock) of a corporation (except dividends or other distributions payable solely in shares of common stock of such Corporation and dividends made to Borrower by any of its Restricted Subsidiaries); and

                  (b) redemption, acquisition or retirement of any shares of its capital stock or warrants, rights or other options to purchase any shares of its capital stock (other than the redemption, acquisition or retirement by Borrower or any of its Restricted Subsidiaries of any shares of capital stock of a Restricted Subsidiary of Borrower).

         "Dollars" and "$" means lawful money of the United States of America.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent, the L/C Issuer and the Swing Line Lender and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Environmental Claim" means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination;
(iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

         "Environmental Liabilities" means all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to Property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

         "Environmental Permit" means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

         "Eurodollar Rate" means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the then applicable Margin Percentage from time to time in effect and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments as provided for in Sections 3.3(c) and 11.15 hereof.

         "Eurodollar Reserve Requirement" means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         "Event of Default" shall have the meaning assigned to it in Section 9.1 hereof.

         "Existing L/Cs" means the one or more letters of credit issued by the Existing Agent under the Existing Credit Agreement for the account of the Borrower before the date of this Agreement and that are described on Schedule 2.3.

         "Existing L/C Obligations" means the total undrawn face amount of outstanding Existing L/Cs.

         "Facility Fee Percentage" means (i) on any day prior to Agent's receipt of the Quarterly Financial Statements and Compliance Certificate required by Sections 7.2(b) and 7.2(c) hereof for the fiscal quarter ending December 31, 2003, 0.25% and (ii) on and after the date of delivery of such Quarterly Financial Statements and Compliance Certificate, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Facility Fee Percentage is increased as a result of the reported Debt to Capitalization Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement and provided further, however, that if the Facility Fee Percentage is decreased as a result of the reported Debt to Capitalization Ratio, and such financial reports are delivered to Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement) and provided further, however, that if the Borrower consummates an acquisition of another Person or substantially all the assets of another Person or makes an investment in Medusa Spar LLC, then the Facility Fee

Percentage, commencing on the effective date of such acquisition or investment and continuing through and including the date of Agent's receipt of the next Quarterly Financial Statements and Compliance Certificate required by Sections 7.2(b) and 7.2(c), shall be based on the pro forma Debt to Capitalization Ratio calculated after giving effect to such acquisition or investment:

DEBT TO CAPITALIZATION RATIO                                     FACILITY FEE PERCENTAGE
Greater than or equal to 45%                                              0.30%

Greater than or equal to 35% but less than 45%                            0.25%

Less than 35%                                                             0.20%

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole and absolute discretion.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funding Loss" means, with respect to (a) Borrower's payment of principal of a LIBOR Borrowing on a day prior to the last day of the applicable Interest Period; (b) Borrower's failure to borrow a LIBOR Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Revolving Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Revolving Loans or any part thereof pursuant to Section 3.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States, and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Agent, any Lender, Borrower or their respective Property.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (other than performance obligations (other than obligations for the payment of borrowed money)) of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefore;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Substance" means petroleum products and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

         "Honor Date" has the meaning assigned to it in Section 2.3(c)(i).

         "ICC" has the meaning assigned to it in Section 2.3(h).

         "Increase Effective Date" has the meaning assigned to it in Section 2.9(b).

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); provided that, solely in the case of liabilities of any Person not a Restricted Subsidiary or the Borrower secured by such a Lien, the amount of such Indebtedness shall be deemed to be the lesser of (i) the net book value of the property so encumbered and (ii) the amount of such liabilities;

                  (e) all its liabilities in respect of standby letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (other than those representing obligations for performance guarantees);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities (other than performance guaranties) of a type described in any of clauses (a) through (f) hereof;

provided, that in the case of computations of "Indebtedness" of Borrower or any of its Restricted Subsidiary, notwithstanding clause (d) above, "Indebtedness" shall not include Indebtedness secured by Liens permitted under Section 8.3(h).

         "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the four quarter period preceding such day to (b) Consolidated Interest Expense for such four quarter period.

         "Interest Options" means the Base Rate and each Eurodollar Rate, and "Interest Option" means any of them.

         "Interest Payment Dates" means (a) for Base Rate Borrowings, the last day of each March, June, September and December thereafter prior to the Maturity Date, and the Maturity Date; and (b) for LIBOR Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Maturity Date.

         "Interest Period" means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.3(c)(iii), 1, 2, 3, 6 or twelve (12) months thereafter, as Borrower shall elect in accordance herewith; provided, (1) unless Agent shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month, and (4) no Interest Period for a Loan shall ever extend beyond the Maturity Date.

         "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

         "Letter of Credit" means (a) any letter of credit issued hereunder and
(b) the Existing L/Cs. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means (i) with respect to standby Letters of Credit, the date that is 12 months after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) and (ii) with respect to commercial Letters of Credit, the Maturity Date.

         "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $50,000,000 and the (b) Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "LIBOR" means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the next higher whole multiple of 1/100th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Agent and Borrower) as of 11:00 a.m. central time (or as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in United States dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the next higher whole multiple of 1/100th of 1%, quoted by Agent at or before 11:00 a.m. central time (or as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by Agent of LIBOR shall be prima facie evidence of the correctness thereof, and may be computed using any reasonable averaging and attribution method.

         "LIBOR Borrowing" means each portion of the principal balance of the Revolving Loans at any time bearing interest at a Eurodollar Rate.

         "LIBOR Business Day" means a Business Day on which transactions in United States dollar deposits between lenders may be carried on in the London interbank market.

         "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions. For the purposes of this Agreement, Borrower or any of its Subsidiaries shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Loan" means an extension of credit by Lender to Borrower under Section 2 hereof in the form of a Revolving Loan or a Swing Line Loan.

         "Loan Documents" means, collectively, this Agreement, the Notes, all instruments and agreements now or hereafter executed or delivered by Borrower to Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "Majority Lenders" means, at any time, Lenders having at least 51% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.1, Lenders holding in the aggregate at least 51% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition).

         "MARAD Indebtedness" means Indebtedness of Borrower or any of its Restricted Subsidiaries owed to, or guaranteed by, the U.S. Maritime Administration and incurred in connection with the acquisition or purchase of fixed assets useful and intended to be used in carrying on the business of Borrower or any of its Restricted Subsidiaries, provided that with respect to such Indebtedness, none of the property or assets of Borrower or any of its Restricted Subsidiaries, other than the fixed asset so acquired, shall be, directly or indirectly, liable for or secure in any manner whatsoever the payment thereof.

         "Margin Percentage" means (i) on any day prior to Agent's receipt of the Quarterly Financial Statements and Compliance Certificate required by Sections 7.2(b) and 7.2(c) hereof for the fiscal quarter ending December 31, 2003, 0.00% with respect to Base Rate Borrowings and 0.90% with respect to LIBOR Borrowings and (ii) on and after the date of delivery of such

Quarterly Financial Statements and Compliance Certificate, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Margin Percentage is increased as a result of the reported Debt to Capitalization Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement and provided further, however, that if the Margin Percentage is decreased as a result of the reported Debt to Capitalization Ratio, and such financial reports are delivered to Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement) and provided further, however, that if the Borrower consummates an acquisition of another Person or substantially all the assets of another Person or makes an investment in Medusa Spar LLC, then the Margin Percentage, commencing on the effective date of such acquisition or investment and continuing through and including the date of Agent's receipt of the next Quarterly Financial Statements and Compliance Certificate required by Sections 7.2(b) and 7.2(c), shall be based on the pro forma Debt to Capitalization Ratio calculated after giving effect to such acquisition or investment:

     DEBT TO                                LIBOR BORROWINGS               BASE RATE BORROWINGS
CAPITALIZATION RATIO                        MARGIN PERCENTAGE               MARGIN PERCENTAGE
Greater than or equal to 45%                     1.075%                           0.00%

Greater than or equal to 35% but                  0.90%                           0.00%
less than 45%

Greater than or equal to 25% but                  0.80%                           0.00%
less than 35%

Less than 25%                                     0.55%                           0.00%

         "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of Borrower and its Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of Borrower and its Restricted Subsidiaries taken as a whole, or (b) the ability of Borrower to perform its obligations under this Agreement, the Notes or the Loan Documents, or (c) the validity or enforceability of this Agreement or the Notes or the Loan Documents.

         "Maturity Date" means January 2, 2008.

         "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary of Borrower (other than directors' qualifying shares or Regulatory Shares as required by law) that are not owned by Borrower and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Net Proceeds" shall have the meaning assigned to such term in Section 8.5(b)(ii)(3).

         "Notes" shall have the meaning assigned to such term in Section 2.7 hereof.

         "Obligations" means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans and Letters of Credit outstanding hereunder on such date plus (ii) all other outstanding liabilities, obligations and indebtedness of Borrower under this Agreement, any Note or any other Loan Document on such date.

         "Organizational Documents" means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership and with respect to a trust, the instrument establishing such trust and with respect to any other Person, the agreements or instruments pursuant to which such Person was formed; in each case including any and all modifications thereof and any and all future modifications thereof.

         "Outstanding Amount" means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning assigned to such term in Section 11.6(d).

         "Past Due Rate" means, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the Base Rate plus the Margin Percentage for Base Rate Borrowings then in effect plus two percent (2%).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means any individual, Corporation, trust, limited liability company, unincorporated organization, Governmental Authority or any other form of entity.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Prime Rate" means, at any time, the rate of interest most recently announced within Wells Fargo & Company at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo & Company may designate. Each change in the Prime Rate will be effective on the day the change is announced within Wells Fargo & Company.

         "Principal Office" means the principal office of Agent, presently located at 1000 Louisiana, 3rd Floor, Houston, Harris County, Texas 77002.

         "Priority Liability" means, as of the date of any determination thereof, (a) any Indebtedness of Borrower secured by a Lien created pursuant to
Section 8.3(l) hereof and (b) any Indebtedness and any Preferred Stock of Restricted Subsidiaries other than Indebtedness or Preferred Stock permitted under Section 8.1(a)(ii).

         "Proper Form" means in form and substance reasonably satisfactory to Agent.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "Quarterly Dates" means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

         "Quarterly Financial Statements" means the quarterly consolidated financial statements of Borrower and its subsidiaries, which statements shall include a consolidated balance sheet as of the end of such fiscal quarter and a consolidated income statement and a consolidated statement of cash flows for such fiscal quarter and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures as of the end of and for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and attested by the chief financial officer or other authorized officer of Borrower as fairly presenting, in all material respects, the consolidated financial condition of the applicable Persons as of such date. As long as Borrower files a quarterly report on Form 10-Q with the Securities and Exchange Commission, such report and related financial statements, including notes thereto, shall be considered the "Quarterly Financial Statements".

         "Rate Designation Date" means that Business Day which is (a) in the case of Base Rate Borrowings, 11:00 a.m. central time, on the date one Business Day preceding the date of such borrowing and (b) in the case of LIBOR Borrowings, 11:00 a.m. central time, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period.

         "Rate Designation Notice" means a written notice substantially in the form of Exhibit B.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulatory Change" means, with respect to any Lender, any change on or after the Effective Date in any Legal Requirement (including, without limitation, Regulation D) or the adoption or change on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

         "Regulatory Shares" means, with respect to any Person, shares of the capital stock of such Person required to be issued as qualifying shares to directors or shares issued to Persons other than Borrower in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by Borrower or a Restricted Subsidiary of Borrower, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by Borrower or a Restricted Subsidiary of Borrower (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Request for Extension of Credit" means (a) with respect to a Revolving Borrowing or a Swing Line Borrowing, a request for extension of credit duly executed by any responsible officer, which may include the president, the chief executive officer, the chief financial officer, any vice president or the treasurer of Borrower or any other officer of Borrower with responsibility for the administration of this Agreement, appropriately completed and substantially in the form of Exhibit A attached hereto or (b) with respect to a L/C Credit Extension, a Letter of Credit Application.

         "Requirements of Environmental Law" means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

         "Responsible Officer" means any Senior Financial Officer and any other officer of Borrower with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Investments" means all Investments, other than:

                  (a) Investments by Borrower and its Restricted Subsidiaries in and to Wholly-owned Restricted Subsidiaries, including any Investment in a Corporation which, after giving effect to such Investment, will become a Wholly-owned Restricted Subsidiary;

                  (b) Investments representing loans or advances in the usual and ordinary course of business to officers and employees for expenses incidental to carrying on the business of Borrower or any of its Restricted Subsidiaries;

                  (c) Investments in property or assets to be used in the ordinary course of the business of Borrower and its Restricted Subsidiaries as described on Exhibit H of this Agreement;

                  (d) Investments in commercial paper of Corporations organized under the laws of the United States or any state thereof and loan participations maturing in 270 days or less from the date of issuance which, at the time of acquisition by Borrower or any of its Restricted Subsidiaries, are accorded a rating of "A-1" or better by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., a New York corporation, or "P-1" or better by Moody's Investors Service, Inc.;

                  (e) Investments in direct obligations in the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

                  (f) Investments in direct obligations of other governments maturing within twelve months from the date of acquisition thereof by Borrower or a Restricted Subsidiary of Borrower; provided that at the time of such acquisition, the long-term Indebtedness of such government is rated "AAA" by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc.;

                  (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, issues by a bank or trust company organized under the laws of the United States or any State thereof, having either (i) capital, surplus and undivided profits aggregating at least $100,000,000 or (ii) total assets of $1,000,000,000;

                  (h) Investments in repurchase agreements with respect to any Security described in clause (e) entered into with a depository institution or trust company acting as principal described in clause
         (g) if such repurchase agreements: (i) are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause
         (g) and (ii) mature within ninety days from the date of execution and delivery thereof; and

                  (i) Investments of Borrower not described in the foregoing clauses (a) through (h); provided that the aggregate amount of all such Investments shall not at the time any Investment is made within the limitations of this clause (i) exceed 15% of Consolidated Adjusted Net Worth.

         "Restricted Subsidiary" means any Subsidiary which is not an Unrestricted Subsidiary.

         "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Interest Option and, in the case of LIBOR Borrowings, having the same Interest Period made by each of the Lenders pursuant to Section 3.3(b).

         "Revolving Loan" means a loan provided for in Section 2.1 hereof.

         "Secretary's Certificate" means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation certifying (a) that attached thereto are true and correct copies of resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the Loan Documents to be executed by such corporation; (b) the incumbency and signature of the officer of such corporation executing such Loan Documents on behalf of such corporation, and (c) that attached thereto are true and correct copies of the Organizational Documents of such corporation.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

         "Senior Financial Officer" means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or controller of Borrower.

         "Senior Indebtedness" shall mean all Indebtedness for borrowed money of Borrower which is not expressed to be subordinate or junior in rank to any other Indebtedness for borrowed money of Borrower.

         "Stated Rate" means, with respect to any Lender, the effective weighted per annum rate of interest applicable to the Loans made by such Lender; provided, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. Without notice to Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

         "Subsidiary" means, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by such parent Corporation.

         "Subsidiary Stock" is defined in Section 8.5(c).

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.2.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.2.

         "Swing Line Lender" means Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.2(a).

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Taxes" shall have the meaning ascribed to it in Section 4.1(f) hereof.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Unrestricted Subsidiary" means any Subsidiary designated by the Board of Directors of Borrower as an "Unrestricted Subsidiary" on Exhibit F hereto or pursuant to Section 8.9 hereto.

         "Utilization Fee Percentage" means (i) on any day prior to Agent's receipt of the Quarterly Financial Statements and Compliance Certificate required by Sections 7.2(b) and 7.2(c) hereof for the fiscal quarter ending December 31, 2003, 0.125% and (ii) on and after the date of delivery of such Quarterly Financial Statements and Compliance Certificate, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Utilization Fee Percentage is increased as a result of the reported Debt to Capitalization Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement and provided further, however, that if the Utilization Fee Percentage is decreased as a result of the reported Debt to Capitalization Ratio, and such financial reports are delivered to Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement) and provided further, however, that if the Borrower consummates an acquisition of another Person or substantially all the assets of another Person or makes an investment in Medusa Spar LLC, then the Utilization Fee Percentage, commencing on the effective date of such acquisition or investment and continuing through and including the date of Agent's receipt of the next Quarterly Financial Statements and Compliance Certificate required by Sections 7.2(b) and 7.2(c), shall be based on the pro forma Debt to Capitalization Ratio calculated after giving effect to such acquisition or investment:

DEBT TO CAPITALIZATION RATIO                          UTILIZATION FEE PERCENTAGE
Greater than or equal to 35%                                    0.125%
Less than 35%                                                    0.10%

         "Unfunded Liabilities" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA to all multi-employer Plans to which Borrower or any member of a Controlled Group for employees of Borrower contributes in the event of complete withdrawal from such plans.

         "Unreimbursed Amount" has the meaning set forth in Section 2.3(c)(i).

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wells Fargo" means Wells Fargo Bank, N.A. and its successors.

         "Wholly-owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary of Borrower one hundred percent (100%) of all of the equity interests (except directors' qualifying shares and shares of capital stock owned by one or more individuals who are not citizens of the United States of America and whose ownership of such capital stock is mandated by the law of any country other than the United States of America) and voting interests of which are owned by any one or more of Borrower and Borrower's other Wholly-owned Restricted Subsidiaries at such time.

         Section 1.2. Miscellaneous. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

SECTION 2. COMMITMENTS AND CREDIT EXTENSIONS.

         Section 2.1. Revolving Loans. From time to time on or after the Effective Date and prior to the Maturity Date, each Lender shall make revolving loans under this Section 2.1 (each such loan, a "Revolving Loan") to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment Percentage of the Aggregate Commitments; provided, however, that after giving effect to any Revolving Borrowing, (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Commitment Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Subject to the conditions in this Agreement, any such Revolving Loan repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Agreement. The aggregate of all Base Rate Borrowings to be made by the Lenders in connection with a particular borrowing shall be equal to the lesser of (a) the remaining unused portion of the Commitments or (b) $500,000 or an integral multiple of $100,000 in excess thereof.

         Section 2.2. Swing Line Loans.

                  (a) The Swing Line. From time to time on or after the Effective Date and prior to the Maturity Date, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Commitment Percentage of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Commitment Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.2, prepay under Section 3.2(b), and reborrow under this Section 2.2. Each Swing Line Loan shall bear interest at the Base Rate.

                  (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Agent not later than 12:00 noon central time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 or an integral multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Request for Extension of Credit, appropriately completed and signed by a Responsible Officer. Promptly after receipt by the Swing Line Lender of any telephonic notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 3:00 p.m. central time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.2(a), or (B) that one or more of the applicable conditions specified in Section 5 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. central time on the borrowing date specified in such Request for Extension of Credit, make the amount of its Swing Line Loan available to the Borrower.

                  (c) Refinancing of Swing Line Loans.

                           (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Loan in an amount equal to such Lender's Commitment Percentage of the amount of Swing Line

         Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a notice of borrowing for purposes hereof) and in accordance with the requirements of Section 3.1, subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 5.2. The Swing Line Lender shall furnish the Borrower with a copy of the Request for Extension of Credit promptly after delivering such request to the Agent. Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Request for Extension of Credit available to the Agent in immediately available funds for the account of the Swing Line Lender at the Principal Office whereupon, subject to Section 2.2(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan to the Borrower in such amount. The Agent shall remit the funds so received to the Swing Line Lender.

                           (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.2(c)(i), the Request for Extension of Credit submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.2(c)(i) shall be deemed payment in respect of such participation.

                           (iii) Each Lender's obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.2(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 5.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

                  (d) Repayment of Participations. At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Loan or risk participation pursuant to this Section 2.2 to refinance such Lender's Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender.

                  (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         Section 2.3 Letters of Credit.

                  (a) The Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Effective Date until the Maturity Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Commitment Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Commitment Percentage of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing L/C Obligations are refinanced under this Agreement and, to the extent then outstanding, shall be included in any calculation of L/C Obligations, and Existing L/Cs shall for all purposes constitute Letters of Credit issued under this Agreement.

                           (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                                    (1) any order, judgment or decree of any
                           Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Legal Requirement applicable to the L/C Issuer or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

                                    (2) the expiry date of such requested
                           commercial Letter of Credit would occur more than 180 days after the date of issuance;

                                    (3) the expiry date of such requested Letter
                           of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                                    (4) the issuance of such Letter of Credit
                           would violate one or more policies of the L/C Issuer; or

                                    (5) such Letter of Credit is in an initial
                           amount less than $200,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is denominated in a currency other than Dollars.

                           (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b) Procedures for Issuance and Amendment of Letters of
Credit.

                           (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form (which may be electronic using the L/C Issuer's Trade Services Online product) of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer. Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. pacific time at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
         (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer
         (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                           (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Commitment Percentage times the amount of such Letter of Credit.

                           (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

                  (c) Drawings and Reimbursements; Funding of Participations.

                           (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent thereof. Not later than 11:00 a.m. pacific time on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Base Rate Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Revolving Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and without regard to the fulfillment of the conditions set forth in Section 5.2. Any notice given by the L/C Issuer or the Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.3(c)(i) make funds available to the Agent for the account of the L/C Issuer at the Principal Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. pacific time on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.3(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan to the Borrower in such amount. The Agent shall remit the funds so received to the L/C Issuer.

                           (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Borrowing because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Past Due Rate. In such event, each Lender's payment to the Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

                           (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

                           (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Request for Extension of Credit). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                           (vi) If any Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the lesser of (x) the Federal Funds Rate and (y) the Ceiling Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                  (d) Repayment of Participations.

                           (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.3(c), if the Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Agent.

                           (ii) If any payment received by the Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described herein (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the lesser of (x) the Federal Funds Rate and
         (y) the Ceiling Rate from time to time in effect.

                  (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, to the fullest extent permitted under applicable law, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                           (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                           (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                           (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or other similar law; or

                           (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, in each case, other than a defense based upon the gross negligence or willful misconduct of the L/C Issuer or failure to perform the standard of care required under applicable law.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will notify the L/C Issuer within 30 days of issuance or delivery. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                  (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the L/C Issuer nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the L/C Issuer nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or otherwise to fail to perform the standard of care required under applicable law. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral. Upon written notice by the Agent, (i) if any Event of Default has occurred and is continuing, or (ii) if, as of 60 days prior to the Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, on the Business Day it receives such notice from the Agent the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing) which such amount shall be set forth in the notice. For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, (i) cash, (ii) deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent (which documents are hereby consented to by the Lenders), or (iii) a standby letter of credit (issued by a bank acceptable to Agent in its sole discretion) in an amount equal to the Outstanding Amount of all L/C Obligations. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and rights under any standby letter of credit, and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo, but will be invested overnight.

                  (h) Applicability of UCP and ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, in L/C Issuer's discretion (i) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the

ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit, and (ii) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

                  (i) Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each Lender in accordance with its Commitment Percentage (i) a one-time Letter of Credit fee for each commercial Letter of Credit equal to 0.25% times the face amount of such Letter of Credit (but in no event less than $500 payable at issue) and (ii) per annum a Letter of Credit fee for each standby Letter of Credit equal to the applicable Margin Percentage for LIBOR Borrowings times the face amount of such Letter of Credit (but in no event less than $500 payable at issue). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on each Quarterly Date, commencing with the first Quarterly Date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Margin Percentage during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Margin Percentage separately for each period during such quarter that such Margin Percentage was in effect.

                  (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account (i) a fronting fee for each standby Letter of Credit equal to 0.125% times the face amount of such letter of credit (but in no event less than $500 payable at issue) due and payable on the issuance thereof and (ii) a fronting fee with respect to each commercial Letter of Credit in the amounts and at the times as determined in accordance with Wells Fargo's then current fee policy. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary presentation, amendment, transfer and negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time determined in accordance with Wells Fargo's then current fee policy. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (k) Fees Paid on Existing L/Cs. All fees paid to Wells Fargo Bank, N.A. or any other parties before the date of this Agreement in respect of any Existing L/Cs are solely for the account of those parties without any accounting for them or sharing of them with the Agent or Lenders notwithstanding any contrary provision in this Agreement.

                  (l) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         Section 2.4 Terminations or Reductions of Commitments.

                  (a) Mandatory. On the Maturity Date, all Commitments shall be terminated in their entirety.

                  (b) Optional. Borrower shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time, provided that (i) Borrower shall give notice of each such termination or reduction to Agent as provided in
Section 4.3 hereof and (ii) each such partial reduction shall be in an integral multiple of $500,000.

                  (c) No Reinstatement. No termination or reduction of the Commitments may be reinstated without the written approval of Agent and the Lenders.

         Section 2.5 Fees.

                  (a) Facility Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Commitment Percentage, a facility fee equal to the Facility Fee Percentage times the actual daily amount of the Aggregate Commitments (or, of the Aggregate Commitments have terminated, on the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations), regardless of usage. Such facility fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be) on each day. The facility fee shall be due and payable in arrears on the Quarterly Dates prior to the Maturity Date and on the Maturity Date (and, if applicable, thereafter on demand).

                  (b) Utilization Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Commitment Percentage, a utilization fee at a rate per annum equal to the Utilization Fee Percentage times the Total Outstandings on each day that the Total Outstandings exceed 33 1/3% of the actual daily amount of the Aggregate Commitments. Such utilization fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be) on each day. The utilization fee shall be due and payable in arrears on the Quarterly Dates prior to the Maturity Date and on the Maturity Date.

                  (c) All past due fees payable under this Section shall bear interest at the Past Due Rate.

         Section 2.6 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor or to fund any participation in Letters of Credit and Swing Line Loans on any date required hereunder shall not relieve any other Lender of its obligation to make its Loan or fund any such participation on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan or fund a participation to be made by such other Lender. Notwithstanding anything contained herein to the contrary, (a) no Lender shall be required to make or maintain Loans at any time outstanding if as a result the total Obligations owed to such Lender shall exceed the lesser of (1) such Lender's Commitment Percentage of all Obligations and (2) such Lender's Commitment Percentage of the total Aggregate Commitments in effect at such time and (b) if a Lender fails to make a Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Commitment Percentages until the Obligations of each Lender (including the defaulting Lender) are equal to such Lender's Commitment Percentage of the total Obligations.

         Section 2.7 Notes. The Revolving Loans made by each Lender shall be evidenced by a single promissory note of Borrower (each a "Revolving Note") in substantially the form of Exhibit C hereto payable to the order of such Lender in a principal amount equal to the Commitment of such Lender, and otherwise duly completed. The Swing Line Loan shall be evidenced by a single promissory note of the Borrower (the "Swing Line Note") in substantially the form of Exhibit J hereto payable to the order of Swing Line Lender in a principal amount equal to the Swing Line Sublimit, and otherwise duly completed. The promissory notes described in this Section are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, collectively called the "Notes". Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or hereunder in respect of such Loan.

         Section 2.8 Use of Proceeds. The proceeds of the Credit Extensions shall be used (i) to refinance certain existing Indebtedness of the Borrower,
(ii) for working capital and general corporate purposes (including acquisitions) and (iii) to pay certain fees and expenses incurred in connection with the transactions contemplated by this Agreement. Neither Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Credit Extensions.

         Section 2.9 Increase of Commitments.

                  (a) Provided no Default or Event of Default has occurred and is continuing, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments to an aggregate amount of up to $300,000,000. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in Proper Form.

                  (b) If the Aggregate Commitments are increased in accordance with this Section, the Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 6 hereof and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.9, the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b) of Section 7.2, and (B) no Default or Event of Default exists. The Borrower shall prepay any Revolving Loans outstanding on the

Increase Effective Date (and pay any additional amounts required pursuant to Section 3.3(c)(iv)) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section.

                  (c) This Section shall supersede any provisions in Sections 4.5, 11.5 or 11.6 to the contrary.

Section 2.10 Non-Application of Chapter 346 of Texas Finance Code. Borrower, Agent and the Lenders agree pursuant to Chapter 346 ("Chapter 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this Agreement, the Notes or any Obligation and that neither the Notes nor any Obligation shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

SECTION 3. BORROWINGS, PAYMENTS, PREPAYMENTS AND INTEREST OPTIONS.

         Section 3.1 Borrowings. Borrower shall give Agent notice of each borrowing to be made hereunder as provided in Section 4.3 hereof and Agent shall promptly notify each Lender of such request. Not later than 12:00 noon central time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to Agent at its Principal Office, in immediately available funds, for the account of Borrower. Such amounts received by Agent will be held in an account maintained by Borrower with Agent. The amounts so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by Borrower and approved by Agent.

         Section 3.2 Payments; Prepayments.

                  (a) Optional Prepayments on Revolving Loans. Except as provided in Section 3.3 hereof, Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any premium, penalty or fee (other than Funding Losses), any Revolving Loans at any time or from time to time, provided that Borrower shall give Agent notice of each such prepayment as provided in Section 4.3 hereof. Each optional prepayment on a Revolving Loan shall be in an amount equal to a minimum of $1,000,000 plus integral multiples of $500,000.

                  (b) Optional Prepayments on Swing Line Loans. Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any premium, penalty or fee, any Swing Line Loans at any time or from time to time, provided that Borrower shall give Agent notice of each such prepayment as provided in Section 4.3 hereof. Each optional prepayment on a Swing Line Loan shall be in an amount equal to a minimum of $500,000.

                  (c) Mandatory Prepayments. If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 3.2(c) unless after the prepayment in full of the Revolving

Loans and the Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

                  (d) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable on the Interest Payment Dates and on the date of any prepayment of the Loans.

                  (e) Interest on Past Due Payments. Subject to Section 11.7 hereof, Borrower will pay to Agent for the account of each Lender interest at the applicable Past Due Rate on any amount payable by Borrower hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full within five (5) days after the date due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the expiration of such five (5) day period until the same is paid in full.

         Section 3.3 Interest Options.

                  (a) Options Available. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that (1) subject to
Section 3.2(e), all past due amounts, both principal and accrued and unpaid interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balances of the Revolving Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of Agent and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence of the correctness thereof. Interest on the Revolving Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made to but excluding the date of repayment thereof. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

                  (b) Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the last sentence of Section 3.3(a) and the provisions of Section 3.3(c), Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Revolving Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Revolving Loans, but such conversion shall not change the respective outstanding principal balances of the Revolving Notes. The Interest Options shall be designated or converted in the manner provided below:

                           (i) Borrower shall give Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and Agent shall promptly inform each Lender thereof). Each such telephonic and written notice shall specify the amount of the Revolving Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by Borrower. Such telephonic notice shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date.

                           (ii) No more than ten (10) LIBOR Borrowings shall be in effect at any time.

                           (iii) Each advance, designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.

                           (iv) Except as provided in Section 3.3(c) hereof, no LIBOR Borrowing may be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.

                           (v) Each request for a LIBOR Borrowing shall be in the amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                           (vi) Subject to Section 3.3(c)(i), each designation of an Interest Option with respect to the Revolving Notes shall apply to all of the Revolving Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in its Revolving Note when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

                  (c) Special Provisions Applicable to LIBOR Borrowings.

                           (i) Options Unlawful. If the adoption of any applicable Legal Requirement after the Effective Date or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish such LIBOR Borrowing shall forthwith be canceled and Borrower shall on the last day the Interest Period relating to any outstanding LIBOR Borrowing (or within such earlier period as may be required by applicable law) (1) convert the LIBOR Borrowing of such Lender to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Revolving Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

                           (ii) Increased Cost of Borrowings. Subject to Section 11.15, if the adoption after the Effective Date of any applicable Legal Requirement or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Revolving Notes being maintained on the basis of a Eurodollar Rate:

                                    (1) subject any Lender to any Taxes, or any
                           deduction or withholding for any Taxes, on or from any payment due under any LIBOR Borrowing or other amount due hereunder, other than income and franchise taxes of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has any office or applicable lending office; or

                                    (2) change the basis of taxation of payments
                           due from Borrower to any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the gross revenues or overall net income of such Lender); or

                                    (3) impose, modify, increase or deem
                           applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other Property owned or held by any Lender; or

                                    (4) impose on any Lender any other condition
                           regarding any LIBOR Borrowing;

                           and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), Borrower shall pay to Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence of the correctness thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or
                           (ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any

                           Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation so to designate a different lending office which is located in the United States of America).

                           (iii) Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, Agent (or, in the case of clause 3 below, the applicable Lender) shall have reasonably determined that:

                                    (1) Agent is unable through its customary
                           general practices to determine any applicable Eurodollar Rate, or

                                    (2) by reason of circumstances affecting the
                           applicable market, generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable LIBOR Borrowing requested by Borrower, or

                                    (3) any applicable Eurodollar Rate will not
                           adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period,

                           then Agent shall give Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

                           (iv) Funding Losses. Borrower shall indemnify each Lender against and hold each Lender harmless from any Funding Loss. Subject to Section 11.15, this indemnity shall survive the payment of the Revolving Notes. Within 15 Business Days after demand by Agent (accompanied by a certificate of such Lender setting forth in reasonable detail the amount and calculation of the amount claimed as to any Funding

         Losses, which shall be prima facie evidence of the correctness thereof), Borrower shall pay to Agent, for the account of such Lender, the amount of such Funding Losses.

                  (d) Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Revolving Loan and may transfer and carry such Revolving Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Revolving Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Revolving Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Prime Rate and at the Base Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

                  (e) Funding Sources. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Revolving Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

SECTION 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

         Section 4.1 Payments.

                  (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate amount of Revolving Loans outstanding on such date.

                  (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date 10 days after such Swing Line Loan is made and
(ii) the Maturity Date.

                  (c) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m. central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

                  (d) Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to Agent the Loans or other amounts payable by Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by Agent if such payment is received prior to 11:00 a.m. central time (or on the next succeeding Business Day with respect to payments which are received after 11:00 a.m. central time), Agent shall pay to the applicable Lender interest on such amount from such date at the Federal Funds Rate. Borrower, the Lenders and Agent acknowledge and agree that this provision and each other provision of this Agreement or any of the other Loan Documents relating to the application of amounts in payment of the Obligations shall be subject to the provisions of
Section 4.2(f) regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing.

                  (e) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in clause (2) of the definition of "Interest Period") shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  (f) All payments by Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of Agent and each Lender taxes imposed on or measured by its net income or franchise taxes imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "Taxes"). If as a result of any change in law (or the interpretation thereof) after the date that Agent or the applicable Lender became a party to this Agreement, any withholding or deduction from any payment to be made to, or for the account of, such Person by Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to Agent an official receipt or other documentation reasonably satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent, for the account of each affected Person, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Person would have received had no such withholding or deduction been required. Each such Person shall determine such additional amount or amounts payable to it (which determination shall be prima facie evidence of the correctness thereof). If Agent or any Lender becomes aware that any such withholding or deduction from any payment to be made by Borrower hereunder or under any other Loan Document is required, then such Person shall promptly notify Agent and Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to Agent and Borrower such forms as it may be required to execute and deliver pursuant to Section 11.13 hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by Section 11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by Borrower of any material amount under this Section, Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

         Section 4.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each revolving borrowing from the Lenders under Section 2.1 hereof shall be made ratably from the Lenders in accordance with their respective Commitments; (b) each Lender's participations in L/C Obligations or Swing Line Loans shall be determined, pro rata, according to the Lender's respective Commitments; (c) each payment of facility and utilization fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders under Section 2.4 hereof shall be applied, pro rata, according to the Lenders' respective Commitments, and (d) each payment by Borrower of principal of or interest on the Loans shall be made to Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Lenders.

         Section 4.3 Certain Actions, Notices, Etc. Notices to Agent of any termination or reduction of Commitments and of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by Agent not later than 12:00 noon central time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                         Number of Business Days
                                             Prior Notice
Termination or Reduction of Commitments          3

Loan repayment                                   1

Borrowing of the Base Rate                       1

Selection of a Eurodollar Rate                   3 LIBOR Business Days

Prepayment of Base Rate Borrowing                1

Prepayment of LIBOR Borrowing                    3 LIBOR Business Days

Swing Line Borrowing and repayment               same day

Each such notice of termination or reduction shall specify the amount of the applicable Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). Agent shall promptly notify the affected Lenders of the contents of each such notice.

         Section 4.4 Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment shall, on demand, pay to Agent the amount made available by Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         Section 4.5 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on account of any Loan made by it under this Agreement, or the participations in L/C Obligations or Swing Line Loans held by it, or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or Lien granted under Section 9.2 hereof), banker's lien, counterclaim or similar right or otherwise, it shall promptly purchase from the other Lenders participations in the Revolving Loans made, and/or such subparticipations in the participations in the L/C Obligations, Swing Line Loans or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, and/or such subparticipations in the participations in the L/C Obligations, Swing Line Loans or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, participations in L/C Obligations or Swing Line Loans or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

SECTION 5. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.

         Section 5.1 Initial Credit Extensions. The obligation of each Lender to make its initial Credit Extension hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of Agent:

                  (a) Authorization and Status. Agent shall have received (i) copies of the Organizational Documents of Borrower certified as true and correct by its secretary, assistant secretary or other equivalent officer, (ii) evidence reasonably satisfactory to Agent of all action taken by Borrower authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary, assistant secretary or other equivalent officer of each such party which is a corporation setting forth the resolutions of its board of directors authorizing the transactions contemplated thereby), and (iii) such certificates as may be appropriate to demonstrate the qualification and good standing of Borrower in the jurisdiction of its organization and in each other jurisdiction where the failure in which to qualify could reasonably be expected to have a Material Adverse Effect.

                  (b) Incumbency. Borrower shall have delivered to Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents to which it is a party related to any Loan and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan. Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from Borrower to the contrary.

                  (c) Notes. Agent shall have received (i) the appropriate Revolving Notes of Borrower for each Lender, duly completed and executed and
(ii) the Swing Line Note of the Borrower for the Swing Line Lender, duly completed and executed.

                  (d) Loan Documents. Borrower shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as Agent shall have requested). Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Agent may approve.

                  (e) Fees and Expenses. Borrower shall have paid to Agent all unpaid fees in the amounts previously agreed upon in writing among Borrower and Agent.

                  (f) Opinions of Counsel. Agent shall have received such opinions of counsel to Borrower as Agent shall reasonably request with respect to Borrower and the Loan Documents.

                  (g) Consents. Agent shall have received evidence reasonably satisfactory to the Majority Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

                  (h) Termination and Release Agreement. A Termination and Release Agreement with respect to the Existing Credit Agreement, in form and substance reasonably satisfactory to the Agent, duly executed by the Borrower;

                  (i) Other Documents. Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request.

         Section 5.2 All Credit Extensions. The obligation of each Lender to make any Credit Extension to be made by it hereunder is subject to: (a) the accuracy, in all material respects, on the date of such Credit Extension of all representations and warranties of Borrower contained in this Agreement and the other Loan Documents, except to the extent expressly limited to an earlier date;
(b) Agent, and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received the following, all of which shall be duly executed and in Proper
Form: (1) a Request for Extension of Credit as to the Loan no later than 12:00 noon central time on the Business Day on which such Request for Extension of Credit must be given under Section 4.3 hereof and (2) such other documents as Agent, and, if applicable, the L/C Issuer or the Swing Line Lender may reasonably require; (c) prior to the making of such Credit Extension, there shall have occurred no event which could reasonably be expected to have a Material Adverse Effect; (d) no Default or Event of Default shall have occurred and be continuing, and (e) the making of such Credit Extension shall not be illegal or prohibited by any Legal Requirement. The submission by Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Credit Extension have been satisfied.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

         To induce Agent and the Lenders to enter into this Agreement and to make the Credit Extensions, Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Credit Extensions) to the Lenders and Agent as follows:

         Section 6.1 Organization. Borrower and each of its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         Section 6.2 Financial Statements. Borrower has furnished to Agent (i) audited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower and its Subsidiaries as of the end of the fiscal year ended December 31, 2002, (ii) unaudited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP (subject to year-end adjustments and the absence of notes), the consolidated financial condition and the results of operations of Borrower and its Subsidiaries as of the end of the fiscal quarter ended September 30, 2003 and (iii) financial projections for the fiscal year ending December 31, 2004, including a pro forma balance sheet and statements of projected income and cash flow, all after giving effect to the contemplated acquisitions described therein. No events, conditions or circumstances have occurred from the date that the actual financial statements were delivered to Agent through the Effective Date which would cause said financial statements to be misleading in any material respect, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.. There are no material instruments or liabilities which should be reflected in such financial statements provided to Agent which are not so reflected that are necessary in order for such financial statement presentation to conform to GAAP. Since December 31, 2002, no event has occurred and no circumstance has arisen which could reasonably be expected to cause a Material Adverse Effect.

         Section 6.3 Enforceable Obligations; Authorization. The Loan Documents are legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents by Borrower (a) have all been duly authorized by all necessary action; (b) are within the corporate power and authority of Borrower; (c) do not and will not contravene or violate any Legal Requirement applicable to Borrower or the Organizational Documents of Borrower, the contravention or violation of which could reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which Borrower or any of its Property may be bound, and (e) do not and will not result in the creation of any Lien upon any Property of Borrower, except in favor of Agent or as expressly contemplated herein or therein. All necessary permits, registrations and consents for such making and performance have been obtained.

         Section 6.4 Other Debt. Neither Borrower nor any its Restricted Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default could reasonably be expected to have a Material Adverse Effect.

         Section 6.5 Litigation. There is no litigation or administrative proceeding, to the knowledge of any executive officer of Borrower, pending or threatened against, nor any outstanding judgment, order or decree against, Borrower or any of its Restricted Subsidiaries before or by any Governmental Authority which does or could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any its Restricted Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority where such default could reasonably be expected to have a Material Adverse Effect.

         Section 6.6 Taxes. Borrower and each of its Restricted Subsidiaries has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith or where the failure to make required filings or pay required taxes could not reasonably be expected to have a Material Adverse Effect.

         Section 6.7 Regulations U and X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

         Section 6.8 Subsidiaries. As of the Effective Date, Borrower has no Subsidiaries other than as set forth on Exhibit F hereto. There are no Unrestricted Subsidiaries of Borrower as of the Effective Date.

         Section 6.9 No Untrue or Misleading Statements. No document, instrument or other writing furnished to the Lenders by or on behalf of Borrower in connection with the transactions contemplated in any Loan Document contains any untrue material statement of fact or omits to state any such fact necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

         Section 6.10 ERISA. With respect to each Plan, Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) could reasonably be expected to have a Material Adverse Effect. There have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any Property of Borrower or any member of the Controlled Group. Unfunded Liabilities as of the date hereof are not reasonably expected to result in a Material Adverse Effect. No "prohibited transaction" has occurred with respect to any Plan.

         Section 6.11 Investment Company Act. Neither Borrower nor any its Restricted Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         Section 6.12 Public Utility Holding Company Act. Neither Borrower nor any its Restricted Subsidiaries is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         Section 6.13 Fiscal Year. The fiscal year of Borrower ends on December 31.

         Section 6.14 Compliance. Borrower and each of its Restricted Subsidiaries is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         Section 6.15 Environmental Matters. Borrower and each of its Restricted Subsidiaries has, to the best knowledge of their respective executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which could reasonably be expected to have a Material Adverse Effect. Borrower and each of its Restricted Subsidiaries and their Properties, business and operations have been and are, to the best knowledge of their respective executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Borrower and each of its Restricted Subsidiaries and their Properties, business and operations are not subject to any (A) Environmental Claims or (B), to the best knowledge of their respective executive officers (after making reasonable inquiry of the personnel and records of their respective Corporations), Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect. None of the officers of Borrower or any of its Restricted Subsidiaries has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which could reasonably be expected to have a Material Adverse Effect. Borrower does not know of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect, for which good faith provisions have not been made by Borrower or such Restricted Subsidiary in its business plan and projections of financial performance.

         Section 6.16 Tax Shelter Regulations. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Revolving Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

SECTION 7. AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will do or cause to be done, and cause each of its Restricted Subsidiaries to do or cause to be done, each and all of the following:

         Section 7.1 Taxes, Existence, Regulations, Property, Etc. At all times, except where failure or noncompliance could not reasonably be expected to have a Material Adverse Effect: (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently.

         Section 7.2 Financial Statements and Information. Furnish to Agent and each Lender each of the following: (a) as soon as available and in any event within the later of (i) 90 days after the end of each applicable fiscal year or
(ii) five Business Days after Borrower's applicable Securities and Exchange Commission report filing date for such fiscal year, beginning with the fiscal year ending on December 31, 2003, Annual Financial Statements, together with a Borrower-prepared reconciliation of such Annual Financial Statements with annual financial statements of Borrower and its Restricted Subsidiaries (attested by Borrower as true and correct in all material respects); (b) as soon as available and in any event within the later of (i) 45 days after the end of each fiscal quarter of each applicable fiscal year or (ii) five Business Days after Borrower's applicable Securities and Exchange Commission report filing date for such fiscal quarter of each applicable fiscal year, Quarterly Financial Statements, together with a Borrower-prepared reconciliation of such Quarterly Financial Statements with quarterly financial statements of Borrower and its Restricted Subsidiaries (attested by Borrower as true and correct in all material respects); (c) concurrently with the financial statements provided for in Subsections 7.2(a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be reasonably required by Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all attested by a Senior Financial Officer as true and correct in all material respects to the best knowledge of such officer and, commencing with the quarterly financial statement prepared as of December 31, 2003, a compliance certificate ("Compliance Certificate") substantially in the form of Exhibit E hereto, duly executed by such authorized officer; (d) promptly upon their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by Borrower to shareholders generally and each regular or periodic report and each registration statement, prospectus or written communication (other than transmittal letters and other than registrations on Form S-8 under the Securities Act, registrations of equity securities pursuant to Rule 415 under the Securities Act which do not involve an underwritten public offering and reports on Form 11-K or pursuant to Section 16(a) under the Exchange Act) in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency, (e) promptly after the Borrower has notified the Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; (f) such other information relating to bilateral facilities maintained outside of this Agreement, which may include information regarding the obligor, the institution, the facility size and outstanding balances, and (g) such other information relating to the condition (financial or otherwise), operations, prospects or business of Borrower or any of its Restricted Subsidiaries as from time to time may be reasonably requested by Agent. Each delivery of a financial statement pursuant to this Section 7.2 shall constitute a restatement of the representations contained in the last two sentences of Section 6.2.

         Section 7.3 Financial Tests. Have and maintain:

                  (a) Consolidated Adjusted Net Worth - Consolidated Adjusted Net Worth of not less than the sum of (1) $270,000,000 as of September 30, 2003 plus (2) 50% of the net proceeds realized from the issuance of any equity securities by Borrower during that period plus (3) 50% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after September 30, 2003; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

                  (b) Debt to Capitalization Ratio - a Debt to Capitalization Ratio of not greater than the percentage set forth in the table below for the applicable fiscal quarter set forth in the table below:

 FISCAL QUARTERS ENDING                                            APPLICABLE PERCENTAGE
 March 31, 2003 through and including September 30,                         55%
 2005

 December 31, 2005 and at all times thereafter                              50%

                  (c) Interest Coverage Ratio - an Interest Coverage Ratio of not less than 3.00 to 1.00 at all times.

         Section 7.4 Inspection. Permit Agent and each Lender upon 3 days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property in a manner consistent with applicable safety requirements and policies of insurance, to examine its files, books and records, except classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as Agent may reasonably desire without unreasonably interfering with Borrower's or its Restricted Subsidiaries' operations or business.

         Section 7.5 Further Assurances. Promptly execute and deliver, at Borrower's expense, any and all other and further instruments which may be reasonably requested by Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents.

         Section 7.6 Books and Records. Maintain books of record and account which permit financial statements to be prepared in accordance with GAAP.

         Section 7.7 Insurance. Maintain insurance on its Property with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and Properties in the same general areas in which Borrower or any of its Restricted Subsidiaries operates, and furnish Agent satisfactory evidence thereof promptly upon reasonable request. Agent shall be provided with a certificate showing coverages provided under the policies of insurance and such policies shall be endorsed to the effect that they will not be canceled for nonpayment of premium, reduced or affected in any material manner without thirty (30) days' prior written notice to Agent.

         Section 7.8 Notice of Certain Matters. Give Agent written notice of the following promptly after any executive officer of Borrower shall become aware of the same:

                  (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

                  (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims which could reasonably be expected to result in a Default hereunder or a Material Adverse Effect; and

                  (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto.

         Borrower will also notify Agent in writing at least 30 days prior to the date that it changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

         Section 7.9 Capital Adequacy. If any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of its obligations hereunder, under the Notes or other Obligations held by it to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender or such corporation to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to Agent) as provided below, pay (subject to Sections 11.7 and 11.15 hereof) to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to Borrower and shall be prima facie evidence of the correctness thereof. Borrower shall pay the amount shown as due on any such certificate within fifteen (15) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

         Section 7.10 ERISA Information and Compliance. Promptly furnish to Agent (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (ii) if requested by Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by an authorized officer of Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect. Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8. NEGATIVE COVENANTS.

         Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Restricted Subsidiaries to, do any of the following:

         Section 8.1 Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries.

                  (a) Permit any Restricted Subsidiary of Borrower to create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Indebtedness or Preferred Stock, except:

                           (i) Indebtedness or Preferred Stock of a Restricted Subsidiary of Borrower outstanding as of the Effective Date and described on Exhibit I hereto;

                           (ii) Indebtedness or Preferred Stock of a Restricted Subsidiary of Borrower owing or issued to Borrower or to a Wholly-owned Restricted Subsidiary; and

                           (iii) additional Indebtedness or Preferred Stock of a Restricted Subsidiary of Borrower created, issued, assumed, guaranteed or incurred within the limitations provided in Section 8.2(b) hereof.

                  (b) Indebtedness or Preferred Stock existing within the limitations of Section 8.1(a)(i) may be renewed, extended or refinanced (without increase in principal amount or liquidation value, as the case may be, at the time of such renewal, extension or refunding and subject only to covenants or restrictions which are not materially more onerous than those applicable to such Indebtedness or Preferred Stock, as the case may be, at the time of original issuance thereof) without regard to the limitations of Section 8.1(a)(iii), except that no such Indebtedness or Preferred Stock may in any event be renewed, extended or refinanced if at the time thereof and after giving effect thereto and to the application of the proceeds thereof, a Default or Event of Default would exist.

         Section 8.2 Priority Liabilities. Create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Liability, unless:

                  (a) in the case of Indebtedness of Borrower or any of its Restricted Subsidiaries secured by any Lien created pursuant to Section 8.3(l), at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                           (i) no Default or Event of Default would exist;

                           (ii) the aggregate amount of all Indebtedness of Borrower or any of its Restricted Subsidiaries (other than such Indebtedness permitted pursuant to Section 8.1(a)(ii)) secured by Liens created pursuant to Section 8.3(l) (including the Indebtedness then to be created, issued, assumed, guaranteed or incurred, but excluding MARAD Indebtedness) would not exceed 15% of Consolidated Adjusted Net Worth; and

                           (iii) the aggregate amount of all Indebtedness of Borrower or any of its Restricted Subsidiaries (other than such Indebtedness permitted pursuant to Section 8.1(a)(ii)) secured by Liens created pursuant to Section 8.3(l) (including the Indebtedness then to be created, issued, assumed, guaranteed or incurred and any MARAD Indebtedness) would not exceed 25% of Consolidated Adjusted Net Worth;

                  (b) in the case of Indebtedness or any Preferred Stock of a Restricted Subsidiary of Borrower (other than Indebtedness permitted pursuant to Section 8.1(a)(i) or (ii) hereof), at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                           (i) no Default or Event of Default would exist; and

                           (ii) the aggregate amount of all Indebtedness of Restricted Subsidiaries of Borrower (other than Indebtedness permitted pursuant to Section 8.1(a)(ii) hereof) plus the aggregate liquidation value of all Preferred Stock of Restricted Subsidiaries of Borrower (including the Indebtedness or Preferred Stock then to be created, issued, assumed, guaranteed or incurred) would not exceed 15% of Consolidated Adjusted Net Worth.

         Section 8.3 Limitations on Liens. Create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except the following:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics, materialmen, vendors, carriers and warehousemen and other like Persons; provided that payment thereof is not at the time required by Section 7.1;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Borrower or a Restricted Subsidiary of Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, maritime, warehousemen's and attorneys' liens and statutory landlords' liens and deposits made to obtain insurance), customary statutory, common law and contractual rights of a bank to set-off claims of such bank against cash on deposit with such bank, and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor defects, irregularities in title, encumbrances, easements, restrictions or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of Borrower and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Borrower and its Restricted Subsidiaries;

                  (e) Liens securing Indebtedness owed Borrower or to any Wholly-owned Subsidiary by any Restricted Subsidiary of Borrower;

                  (f) Liens existing as of the Effective Date and described on
Exhibit I hereto;

                  (g) Liens on the capital stock, partnership or other equity interests held, directly or indirectly, by Borrower or any of its Restricted Subsidiaries in a joint venture, provided that the proceeds of Indebtedness of Borrower or such Restricted Subsidiary secured by such Liens are in their entirety contributed or advanced to such joint venture; provided, further, that
(i) at the time of the creation, issuance, assumption, guarantee or incurrence of any such Indebtedness by Borrower or any of its Restricted Subsidiaries and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist, (ii) any such Indebtedness, created, issued, assumed, guaranteed or incurred by Borrower or any of its Restricted Subsidiaries shall have been created within the applicable limitations of
Section 8.2, (iii) with respect to any such Indebtedness neither Borrower or any of its Restricted Subsidiaries, nor any of the property or assets of Borrower or any of its Restricted Subsidiaries, other than proceeds realized from the sale or other disposition of such capital stock, partnership or other equity interests shall, directly or indirectly, be liable for or secure in any manner whatsoever the payment thereof and (iv) other than Indebtedness arising from a Lien on assets of Borrower or any of its Restricted Subsidiaries consisting of equity interest in an Unrestricted Subsidiary such Indebtedness shall be incurred within the limitations provided in Section 8.2(b) hereof;

                  (h) Liens on the capital stock, partnership or other equity interests held, directly or indirectly, by Borrower or any of its Restricted Subsidiaries in a joint venture, provided that the proceeds of Indebtedness created by an Unrestricted Subsidiary or any other Affiliate secured by such Liens are in their entirety contributed or advanced to such joint venture; provided, further, that with respect to any such Indebtedness neither Borrower or any of its Restricted Subsidiaries, nor any of the property or assets of Borrower or any of its Restricted Subsidiaries, other than proceeds realized from the sale or other disposition of such capital stock, partnership or other equity interests shall, directly or indirectly, be liable for or secure in any manner whatsoever the payment thereof;

                  (i) Liens created or incurred after the Effective Date given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of assets useful and intended to be used in carrying on the business of Borrower or any of its Restricted Subsidiaries, so long as such Liens were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that (i) the Lien shall attach solely to the assets acquired or purchased, (ii) such Lien shall have been created or incurred no more than after 180 days of the date of acquisition or purchase, (iii) at the time of acquisition or purchase of such assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such assets, whether or not assumed by Borrower or any of its Restricted Subsidiaries, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition or purchase of such assets (as determined in good faith by the Board of Directors of Borrower), (iv) if the Indebtedness secured by such Liens shall have been incurred by a Restricted Subsidiary of Borrower, then and in such event such Indebtedness shall be incurred within the limitations provided in Section 8.2(b) hereof, and (v) at the time of the creation, issuance, assumption, guarantee or incurrence of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

                  (j) Liens created or incurred after the Effective Date existing on such assets at the time of acquisition thereof or at the time of acquisition or purchase by Borrower or any of its Restricted Subsidiaries of any business entity then owning such fixed assets, so long as such Liens were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that (i) the Lien shall attach solely to the assets acquired or purchased, (ii) if the Indebtedness secured by such Lien shall have been assumed by a Restricted Subsidiary of Borrower, then and in such event such Indebtedness shall be incurred within the limitations provided in Section 8.2(b) hereof, and
(iii) at the time of the assumption of such Indebtedness and after the concurrent giving effect thereto, no Default or Event of Default would exist;

                  (k) Liens created under charters entered into by Borrower or any of its Restricted Subsidiaries in the ordinary course of its business, as owner or lessor of an asset, creating leasehold interests therein; provided that the creation of such Liens is otherwise permitted within the terms of this Agreement;

                  (l) Liens created or incurred after the Effective Date given to secure Indebtedness of Borrower or any of its Restricted Subsidiaries in addition to the Liens permitted by the preceding clauses (a) through (k) hereof; provided that all Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in Section 8.2; and

                  (m) any extension, renewal or refunding of any Lien permitted by the preceding clauses (f) through (k) of this Section in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of the Indebtedness to which such Lien relates shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property and (iii) at the time of the extension, renewal or refunding of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist.

         Section 8.4 Dividends, Stock Purchases and Restricted Investments.

                  (a) Directly or indirectly, or through any Affiliate, declare or make or incur any liability to declare or make any Distribution (other than redemptions, acquisitions or retirements of common stock to the extent of net cash proceeds received from the substantially concurrent sale or exchange of common stock of Borrower) or make or authorize any Restricted Investment, unless, immediately after giving effect to the proposed Distribution or Restricted Investment, the aggregate amount of Distributions declared in the case of dividends or made in the case of other Distributions plus the aggregate amount of Restricted Investments then held by Borrower and its Restricted Subsidiaries (valued immediately after the making of such Restricted Investment as provided in the definition thereof) during the period from and after the date of this Agreement to and including the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date such Restricted Investment is made, would not exceed the sum of:

                           (i) $100,000,000; plus

                           (ii) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such period determined on a cumulative basis commencing on October 1, 2003, to and including the date of such declaration, payment or commitment; plus

                           (iii) an amount equal to the aggregate net cash proceeds received by Borrower from the sale on or after the Effective Date of shares of its common stock or other Securities convertible into common stock of Borrower or the amount that Indebtedness of Borrower owing to a Person other than a Subsidiary is reduced by the conversion or exchange after the Effective Date of such Indebtedness into common stock of Borrower; plus

                           (iv) to the extent not included in the determination of Consolidated Net Income any repayments of or returns in cash on any Restricted Investment previously made within the limitations of this
         Section 8.4(a), including the reissuance of treasury stock or issuance of new stock of Borrower in satisfaction of usual and customary employee benefit and other like obligations of Borrower and its Subsidiaries that could otherwise be settled in cash; plus

                           (v) an amount equal to the aggregate cash paid by Borrower for shares of common stock of Borrower to the extent additional shares of common stock of Borrower were issued by Borrower in connection with the acquisition by Borrower of assets within the twelve calendar month period immediately preceding the date of determination under this Section.

                  (b) For the purposes of making computations under Section 8.4(a), the amount of any Distribution declared, paid or distributed or Restricted Investment made in property or assets of Borrower or any of its Restricted Subsidiaries shall be deemed to be the book value of such property or assets as of the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date the Restricted Investment is made. Any Corporation which becomes a Restricted Subsidiary of Borrower after the date of this Agreement shall be deemed to have made, at the time it becomes a Restricted Subsidiary of Borrower, all Restricted Investments of such Corporation existing immediately after it becomes a Restricted Subsidiary of Borrower.

                  (c) Borrower will not authorize a Distribution on its capital stock which is not payable within 60 days of authorization. Borrower may make any Distribution within 60 days after the declaration thereof if at the time of declaration such Distribution would have complied with this Section.

                  (d) Borrower will not authorize or make a Distribution on its capital stock and neither Borrower nor any of its Restricted Subsidiaries will make any Restricted Investment if after giving effect to the proposed Distribution or Restricted Investment a Default or an Event of Default would exist.

         Section 8.5 Mergers, Consolidations and Sales of Assets.

                  (a) Consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                           (i) any Restricted Subsidiary of Borrower may merge or consolidate with or into Borrower or any Wholly-owned Restricted Subsidiary so long as in (1) any merger or consolidation involving Borrower, Borrower shall be the surviving or continuing Corporation and
         (2) in any merger or consolidation involving a Wholly-owned Restricted Subsidiary (and not Borrower), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing Corporation;

                           (ii) Borrower may consolidate or merge with any other Corporation if (1) Borrower is the surviving Corporation in connection with such consolidation or merger and (2) at the time of such consolidation or merger and immediately after giving effect thereto,
         (A) no Default or Event of Default would exist and (B) Borrower would be permitted by the provisions of Section 8.2(a) to incur at least $1.00 of additional Indebtedness.

                  (b) Sell, lease, transfer, abandon as obsolete or otherwise dispose of assets (except assets sold, leased or otherwise disposed of in the ordinary course of business for fair market value and except as provided in Sections 8.5(a) and (c)); provided that the foregoing restrictions do not apply to:

                           (i) the sale, lease, transfer or other disposition of assets to Borrower or a Wholly-owned Restricted Subsidiary by a Restricted Subsidiary of Borrower; or

                           (ii) the sale, lease, transfer or other disposition of assets for cash or other property to a Person or Persons if all of the following conditions are met:

                                    (1) in the opinion of (i) the Board of
                           Directors of Borrower if the fair market value of the assets exceeds $5,000,000 or (ii) otherwise a Responsible Officer, the sale is for fair value and is in the best interests of Borrower;

                                    (2) immediately after the consummation of
                           the transaction and after giving effect thereto, (A) no Default or Event of Default would exist and (B) Borrower would be permitted by the provisions of
                           Section 8.2(a) to incur at least $1.00 of additional Indebtedness; and

                                    (3) the entirety of the proceeds (net of
                           expenses and taxes arising in connection therewith) ("Net Proceeds") from any such sale or other disposition shall be applied within 360 days of receipt thereof by Borrower or a Restricted Subsidiary of Borrower either (A) to the acquisition (directly or through acquisition of a Restricted Subsidiary of Borrower) of assets (other than cash, cash equivalents or Securities) useful and intended to be used in the operation of the business of Borrower and its Restricted Subsidiaries and having a fair market value (as determined in good faith by (i) the Board of Directors of Borrower if the fair market value of the assets exceeds $5,000,000 or (ii) otherwise a Responsible Officer) at least equal to that of the assets so disposed of or (B) towards the offer of prepayment at any applicable prepayment premium of Senior Indebtedness of Borrower owing to any Person other than a Restricted Subsidiary of Borrower or an Affiliate upon the terms and conditions hereinafter provided; provided, that if for any reason whatsoever Borrower does not apply all of the Net Proceeds from any such sale in compliance with clause (A) or (B) of this Section 8.5(b)(ii)(3) within such 360 day period, then and in such event the Commitments of the Lenders shall, unless the Majority Lenders otherwise agree in writing, automatically be reduced effective as of the expiration of such 360 day period by a sum equal to the amount by which the aggregate Net Proceeds from all sales or other dispositions not so applied exceed $10,000,000 in the aggregate.

         Computations pursuant to this Section 8.5(b) shall include dispositions made pursuant to Section 8.5(c) and computations pursuant to Section 8.5(c) shall include dispositions made pursuant to this Section 8.5(b).

                  (c) Sell, pledge or otherwise dispose of any shares of the stock or other ownership interests (including as "stock" for the purposes of this Section 8.5(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock or other ownership interests) of a Restricted Subsidiary of Borrower (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness of any Restricted Subsidiary of Borrower, nor will any Restricted Subsidiary of Borrower issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                           (i) the issue of directors' qualifying shares or Regulatory Shares; or

                           (ii) the issue of Subsidiary Stock to Borrower; or

                           (iii) the sale or transfer by Borrower or any of its Restricted Subsidiaries of any Subsidiary Stock to Borrower or to a Wholly-owned Restricted Subsidiary; or

                           (iv) any other sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of Borrower and its other Restricted Subsidiaries in any Restricted Subsidiary of Borrower if all of the following conditions are met:

                                    (1) in the opinion of (i) Borrower's Board
                           of Directors if the fair market value of the assets exceeds $5,000,000 or (ii) otherwise a Responsible Officer, the sale is for fair value and is in the best interests of Borrower;

                                    (2) immediately after the consummation of
                           the transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of Borrower or of any of its Restricted Subsidiaries and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by Borrower or a Restricted Subsidiary of Borrower; and

                                    (3) immediately after the consummation of
                           the transaction and after giving effect thereto, (A) no Default or Event of Default would exist and (B) Borrower would be permitted by the provisions of
                           Section 8.2(a) to incur at least $1.00 of additional Indebtedness; and

                                    (4) the entirety of the Net Proceeds from
                           any such sale or other disposition shall be applied within 360 days of receipt thereof by Borrower or a Restricted Subsidiary of Borrower either (A) to the acquisition (directly or through acquisition of a Restricted Subsidiary of Borrower) of assets (other than cash, cash equivalents or Securities) useful and intended to be used in the operation of the business of Borrower and its Restricted Subsidiaries and having a fair market value (as determined in good faith by (i) the Board of Directors of Borrower if the fair market value of the assets exceeds $5,000,000 or (ii) otherwise a Responsible Officer) at least equal to that of the assets so disposed of or (B) towards the offer of prepayment at any applicable prepayment premium of Senior Indebtedness of Borrower owing to any Person other than a Restricted Subsidiary of Borrower or an Affiliate upon the terms and conditions hereinafter provided; provided, that if for any reason whatsoever Borrower does not apply all of the Net Proceeds from any such sale in compliance with clause (A) or (B) of this
                           Section 8.5(c)(iv)(4) within such 360 day period, then and in such event the Commitments of the Lenders shall, unless the Majority Lenders otherwise agree in writing, automatically be reduced effective as of the expiration of such 360 day period by a sum equal to the amount by which the aggregate Net Proceeds from all sales or other dispositions not so applied exceed $10,000,000 in the aggregate.

         Computations pursuant to this Section 8.5(c) shall include dispositions made pursuant to Section 8.5(b) and computations pursuant to Section 8.5(b) shall include dispositions made pursuant to this Section 8.5(c).

         Section 8.6 Limitation on Restricted Agreements. Enter into, or suffer to exist, any agreement with any Person which, directly or indirectly, prohibits or limits the ability of (x) Borrower to create, incur, or suffer to exist Liens on its property, provided, however, that this clause (x) shall not prohibit any Lien permitted under Section 8.3 or any negative pledge incurred or provided in favor of any holder of Indebtedness permitted by Sections 8.1 and 8.2 or (y) any Restricted Subsidiary of Borrower to (a) pay dividends or make other distributions to

Borrower or prepay any Indebtedness owed to Borrower, (b) make loans or advances to Borrower, (c) create, incur, or suffer to exist Liens on the property of such Restricted Subsidiary, provided, however, that this clause (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted by Sections 8.1 and 8.2 or (d) transfer any of its properties or assets to Borrower other than for such restrictions existing under or by reason of (i) applicable law or any order or ruling by any governmental authority; (ii) any agreement relating to any Indebtedness permitted under this Agreement; (iii) customary non-assignment provisions of any contract; (iv) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired; (vi) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of Borrower pursuant to an agreement that has been entered into for the sale of all or substantially all of the capital stock or assets of such Restricted Subsidiary; (vii) any agreement or other instrument governing Indebtedness of a Person acquired by Borrower or any of its Restricted Subsidiaries (or of a Subsidiary of such Person which becomes a Restricted Subsidiary of Borrower) in existence at the time of such acquisition (but not created in contemplation thereof), which restriction is not applicable to Borrower or any of its Restricted Subsidiaries, or assets of any such Person, other than the Person, or assets or Subsidiaries of the Person, so acquired; or
(viii) provisions contained in agreements relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

         Section 8.7 Nature of Business. Engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by Borrower and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by Borrower and its Restricted Subsidiaries on the date of this Agreement and businesses related thereto.

         Section 8.8 Transactions with Affiliates. Enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), pursuant to the reasonable requirements of Borrower's or its applicable Restricted Subsidiary's business and upon fair and reasonable terms not significantly less favorable to Borrower or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 8.9 Designation of Subsidiaries, Etc. (a) Designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary of Borrower or designate or redesignate any Restricted Subsidiary of Borrower as an Unrestricted Subsidiary unless the following conditions precedent have been satisfied:

                           (i) Borrower shall have given not less than 10 days' prior written notice to Agent that a Senior Financial Officer has made such determination,

                           (ii) at the time of such designation or redesignation and immediately after giving effect thereto: (1) no Default or Event of Default would exist and (2) Borrower would be permitted by the provisions of Section 8.2(a) to incur at least $1.00 of additional Indebtedness,

                           (iii) in the case of the designation of a Restricted Subsidiary of Borrower as an Unrestricted Subsidiary and after giving effect thereto, (1) such Unrestricted Subsidiary so designated shall not, directly or indirectly, own any Indebtedness or capital stock of Borrower or any of its Restricted Subsidiaries, (2) such designation shall be deemed a sale of assets and shall be permitted by the provisions of Section 8.5(b)(ii), (3) neither Borrower nor any of its Restricted Subsidiaries shall be liable for any Indebtedness of such Unrestricted Subsidiary so designated (other than Indebtedness which at the time of incurrence shall be permitted within the limitations of
         Section 8.2(b) or at the time of such designation shall be permitted within the limitations of Sections 8.4(a) and 8.2(b)), (4) no default or condition in respect of any Indebtedness of such Unrestricted Subsidiary so designated could as a consequence of such default or condition cause or permit any Indebtedness of Borrower or any of its Restricted Subsidiaries to become, or to be declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, (5) any continuing Investment in the capital stock of such Subsidiary held by Borrower or of any of its Restricted Subsidiaries shall at the time of such designation be permitted (without reference to paragraph (a) of the definition of "Restricted Investments"), within the limitations of Section 8.4, and (6) such designation shall not result in the imposition of a Lien on the assets of Borrower or any of its Restricted Subsidiaries, other than a Lien permitted within the limitations of Section 8.3,

                           (iv) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary of Borrower and after giving effect thereto: (i) all outstanding Indebtedness and Preferred Stock of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 8.2(b) and (ii) all existing Liens of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 8.3, other than
         Section 8.3(f) notwithstanding that any such Lien existed as of the Effective Date),

                           (v) in the case of the designation of a Restricted Subsidiary of Borrower as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as an Unrestricted Subsidiary more than once, and

                           (vi) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary of Borrower, such Unrestricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Restricted Subsidiary of Borrower more than once.

                  (b) Provide a Guaranty of or otherwise become liable for Indebtedness of any Unrestricted Subsidiary (other than Indebtedness which at the time of incurrence shall be permitted within the limitations of Section 8.2(b) or at the time of such designation shall be permitted within the limitations of Sections 8.4(a) and 8.2(b)).

SECTION 9. DEFAULTS.

         Section 9.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur, then Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following:
(1) without notice to Borrower or any other

Person, declare the Commitments, and any obligation of the L/C Issuer to make L/C Credit Extensions, terminated (whereupon the Commitments and obligation shall be terminated); (2) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided that in the case of the occurrence of an Event of Default with respect to Borrower or any of its Restricted Subsidiaries referred to in clause (f), (g) or (h) of this Section 9.1, the Commitments, and any obligation of the L/C Issuer to make L/C Credit Extensions, shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, and the Borrower shall be automatically obligated to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof), without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, (3) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (4) exercise any or all other rights and remedies available to Agent or any of the Lenders under the Loan Documents, at law or in equity:

                  (a) Payments - (i) Borrower shall fail to make any payment or required prepayment of any installment of principal on the Loans or any L/C Obligation payable under the Notes, this Agreement or the other Loan Documents when due or (ii) Borrower fails to make any payment or required payment of interest with respect to the Loans, any L/C Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and, in the case of clause (ii), such failure to pay continues unremedied for a period of five days; or

                  (b) Other Obligations - Borrower or any of its Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount (other than the Loans) of at least, in the case of any single default, $3,000,000 and, in the case of all defaults collectively, $5,000,000 and such default shall continue beyond any applicable period of grace and shall give rise to a right on the part of the holder of such Indebtedness to accelerate such Indebtedness; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

                  (c) Representations and Warranties - any representation or warranty made or deemed made by or on behalf of Borrower in this Agreement or any other Loan Document or in any certificate furnished or made by Borrower to Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

                  (d) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in
Section 7.3 hereof or (ii) default is made in the due observance or performance of any of the other covenants and agreements contained in Section 7 hereof or any other affirmative covenant of Borrower contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower, whichever is earlier; or

                  (e) Negative Covenants - default is made in the due observance or performance by Borrower of any of the other covenants or agreements contained in Section 8 of this Agreement or of any other negative covenant of Borrower contained in this Agreement or any other Loan Document; or

                  (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, conservator, liquidator or trustee of Borrower or any of its Restricted Subsidiaries or of any Property of any such Person is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or Borrower or any of its Restricted Subsidiaries is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against Borrower or any of its Restricted Subsidiaries under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

                  (g) Voluntary Petitions or Consents - Borrower or any of its Restricted Subsidiaries commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

                  (h) Assignments for Benefit of Creditors or Admissions of Insolvency - Borrower or any of its Restricted Subsidiaries makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of such Person or of all or any substantial part of its Property; or

                  (i) Undischarged Judgments - a final judgment or judgments for the payment of money exceeding, in the aggregate, $5,000,000 (exclusive of amounts covered by insurance) is rendered by any court or other governmental body against Borrower or any of its Restricted Subsidiaries and such Person does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

                  (j) Change of Control - any Change of Control shall occur.

         Section 9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to setoff and apply any and all deposits, whether general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by Borrower for the benefit of Persons which are not Affiliates of Borrower), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit, at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations irrespective of whether or not such Lender or Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Each Lender agrees to promptly notify Borrower and Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agent or the Lenders may have. This Section is subject to the terms and provisions of Sections 4.5 and 11.7 hereof.

         Section 9.3 Remedies Cumulative. No remedy, right or power conferred upon Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

SECTION 10. AGENT.

         Section 10.1 Appointment, Powers and Immunities.

                  (a) Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of Agent shall be held by Agent for the ratable benefit of the Lenders. Agent ("Agent" as used in this Section 10 shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, except for its own gross negligence or willful misconduct; (e) shall not be bound by or obliged to recognize any agreement among or between Borrower and any Lender to which Agent is not a party, regardless of whether Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall not be responsible for the acts or edicts of any Governmental Authority. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Agent may agree at the request of the Majority Lenders to act for such L/C Issuer shall have all the benefits and immunities (i) provided to Agent in this Section 10 with respect to any acts or omissions suffered by each such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Section 10 included each L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each L/C Issuer.

         Section 10.2 Reliance. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for Borrower), independent accountants and other experts selected by Agent. Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of Agent under this Agreement or any other Loan Document, then and in any of such events Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         Section 10.3 Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans) unless Agent has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a Notice of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section 10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

         Section 10.4 Material Written Notices. In the event that Agent receives any written notice of a Material nature from Borrower under the Loan Documents, Agent shall promptly inform each of the Lenders thereof.

         Section 10.5 Rights as a Lender. With respect to its Commitments, L/C Obligations and the Loans made by it, Wells Fargo in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent; and Agent may accept fees and other consideration from Borrower (in addition to the fees heretofore agreed to between Borrower and Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 10.6 Indemnification. The Lenders agree to indemnify Agent (to the extent not reimbursed under Section 11.3 or Section 11.4 hereof, but without limiting the obligations of Borrower under said Sections 11.3 and 11.4), ratably in accordance with the Lenders' respective Commitments (or, after termination of the Commitments, ratably in accordance with the Loans held by them, respectively), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Sections 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 10.6 shall survive the termination of this Agreement and the repayment of the Obligations.

         Section 10.7 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to Borrower that it has, independently and without reliance on Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this

Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Person which may come into the possession of Agent.

         Section 10.8 Failure to Act. Except for action expressly required of Agent hereunder or under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.9 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower, and Agent may be removed at any time with or without cause by the Majority Lenders; provided, that (i) any such resignation by Wells Fargo may also constitute its resignation as L/C Issuer and Swing Line Lender provided the Agent complies with the notice requirements of Section 11.6(g) hereof, and (ii) Agent shall continue as Agent until such time as any successor shall have accepted appointment as Agent hereunder. Upon any such resignation or removal, (i) the Majority Lenders with the consent of Borrower unless an Event of Default has occurred and is continuing shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. Such successor Agent shall promptly specify by notice to Borrower its Principal Office referred to in
Section 3.1 and Section 4 hereof. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 10.10 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and Agent. The relationship between the Lenders, on the one hand, and Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as trustee or other fiduciary for any Lender or to impose on Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

         Section 10.11 Authority of Agent. Each Lender acknowledges that the rights and responsibilities of Agent under this Agreement and the Loan Documents with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement and/or the other Loan Documents shall, as between Agent and the Lenders, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and Borrower, Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting; and Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         Section 10.12 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent, in their capacities as such, shall have any duties or responsibilities under this Agreement.

SECTION 11. MISCELLANEOUS.

         Section 11.1 Waiver. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

         Section 11.2 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telegraph, telecopy (confirmed by mail), cable or other writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to Borrower, to Agent, (ii) as to Agent, L/C Issuer or Swing Line Lender, to Borrower and to each Lender, and (iii) as to any Lender, to Borrower, Agent, L/C Issuer and Swing Line Lender. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (i) transmitted by electronic mail, telecopier or delivered to the telegraph or cable office, (ii) personally delivered (iii) one Business Day after deposit with a nationally recognized overnight mail or delivery service, postage prepaid or (iv) three Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

         Section 11.3 Expenses, Etc. Whether or not any Loan is ever made, Borrower shall pay or reimburse within 10 Business Days after written demand (a) Agent for paying the reasonable fees and expenses of legal counsel to Agent, together with the reasonable fees and expenses of each local counsel to Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the other Loan Documents and the making of the Loans, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document; (b) Agent for any reasonable and customary lien search fees; (c) Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation of the Loans or any of the Loan Documents; (d) Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document referred to herein or therein, and
(e) following the occurrence and during the continuation of an Event of Default, any Lender or Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of Borrower under this Agreement or any other Loan Document, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agent under this Agreement or any other Loan Document, including, without limitation, fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced with Borrower or any of its Restricted Subsidiaries as debtor under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to Section 1129 of the Bankruptcy Code and all other reasonable and customary out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Past Due Rate on each such amount from the due date until the date of reimbursement to such Lender or Agent.

         Section 11.4 Indemnification. Borrower shall indemnify each of Agent, L/C Issuer, Swing Line Lender, the Lenders, and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Borrower of the proceeds of any extension of credit (whether a Loan) by any Lender hereunder; (ii) breach by Borrower of this Agreement or any other Loan Document; (iii) violation by Borrower or any of its Restricted Subsidiaries of any Legal Requirement, or (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower shall reimburse Agent, L/C Issuer, Swing Line Lender, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable and customary expenses (including reasonable and customary legal fees) incurred in connection with any such investigation or proceeding; provided, however, that Borrower shall not have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any of Agent, L/C Issuer, Swing Line Lender and Lenders. Nothing in this
Section is intended to limit the obligations of Borrower under any other provision of this Agreement. In the case of any indemnification hereunder, Agent, L/C Issuer, Swing Line

Lender, or the respective Lender, as appropriate, shall give written notice to Borrower of any such claim or demand being made against an indemnified person and Borrower shall have the non-exclusive right to join in the defense against any such claim or demand, provided that if Borrower provides a defense, the indemnified person shall bear its own cost of defense unless there is a conflict of interests between Borrower and such indemnified person. No Indemnified Person may settle any claim to be indemnified without the consent of Borrower, such consent not to be unreasonably withheld or delayed.

         Section 11.5 Amendments, Etc. No amendment or modification of this Agreement, the Notes, the Letter of Credit Applications, or any other Loan Document shall in any event be effective against Borrower unless the same shall be agreed or consented to in writing by such Person. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Commitment of any of the Lenders (or reinstate any termination or reduction of the Commitments) or subject any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan or L/C Borrowing or fee hereunder; (c) postpone or extend the Maturity Date or any scheduled date fixed for any payment of principal of, or interest on, any Loan, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.1(a) hereof; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans or L/C Obligations, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement, or (e) change any provision contained in Sections 7.9, 11.3 or 11.4 hereof or this Section
11.5. Notwithstanding anything in this Section 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Section 10 without the consent of Agent to the extent it affects Agent, as Agent.

         Section 11.6 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder, other than as permitted by
Section 8.5 hereof, without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph
(f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its

Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to
it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Agent and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed; and (iv) the parties to each assignment shall execute and deliver to the Agent, at least five days prior to the proposed effective date of such assignment, an Assignment and Acceptance in substantially the form of Exhibit D hereto (each an "Assignment and Acceptance"), together with a processing and recordation fee of $3,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the "Effective Date" specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3(c)(ii), 3.3(c)(iv), 11.4 and 4.1(f) with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section, subject to compliance with the requirements of such paragraph (d).

                  (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register, in the absence of manifest error, shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a) through (e) of
Section 11.5 that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.3(c)(ii), 3.3(c)(iv) and 4.1(f) to the same extent (but only to the extent of its transferor Lender) as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2 as though it were a Lender (but only to the extent of its transferor Lender), provided such Participant agrees to be subject to
Section 4.5 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Sections 3.3(c)(ii) and 4.1(f) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant which is organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 4.1(f) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.13 as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitment and Loans pursuant to subsection (b) above, or resigns as Agent pursuant to Section 10.9 hereof, Wells Fargo may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as a L/C Issuer and/or (ii) upon five Business Days' notice to the Borrower and the Lenders, terminate the Swing Line. In the event of any such termination of the Swing Line or resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender or L/C Issuer hereunder, subject to the concurrence of such Lender; provided, however, that no failure by the Borrower to appoint any such successor shall affect the termination of the Swing Line, as the case may be. Wells Fargo shall retain all the rights and obligations of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C

Obligations with respect thereto (including the right to require the Lenders to make Base Rate Borrowings or fund participations in Unreimbursed Amounts pursuant to Section 2.3(c) hereof). If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Borrowings or fund participations in outstanding Swing Line Loans pursuant to Section 2.2(c) hereof.

         Section 11.7 Limitation of Interest. The parties hereto intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents). Accordingly, the provisions of this Section 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or Agent or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or
(b) total interest in excess of the amount which such Person could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Section 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Agent or any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Person, it shall be credited pro tanto against the then-outstanding principal balance of Borrower's obligations to such Person, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

         Section 11.8 Survival. The obligations of Borrower under Sections 7.9,
11.3 and 11.4 hereof and all other obligations of Borrower in any other Loan Document (to the extent stated therein) and the obligations of the Lenders under Sections 4.1(f), 10.6, 11.7, 11.13 and 11.16 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and the termination of the Commitments.

         Section 11.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 11.11 Governing Law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         Section 11.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

         Section 11.13 Tax Forms. Each Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by Borrower or Agent, provide Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender, Borrower and Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify Borrower and Agent of such fact. Unless Borrower and Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by
(i) Agent as a result of such Lender's failure to submit any form or certificate that it required to provide pursuant to this Section or (ii) Borrower or Agent as a result of their reliance on any representation, form or certificate which such Lender has provided to them pursuant to this Section.

         Section 11.14 Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

         Section 11.15 Limitation on Charges; Substitute Lenders;
Non-Discrimination. Anything in Sections 3.3(c) or 7.9 notwithstanding:

                  (a) Borrower shall not be required to pay to any Lender reimbursement or indemnification with regard to any costs or expenses described in such Sections, unless such Lender notifies Borrower of such costs or expenses within 90 days after the date paid or incurred;

                  (b) none of the Lenders shall be permitted to pass through to Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

                  (c) if any Lender elects to pass through to Borrower any material charge or cost under such Sections or elects to terminate the availability of LIBOR Borrowings for any material period of time, Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

         Section 11.16 Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by Borrower which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender or any of its Affiliates who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender; (b) pursuant to subpoena or upon the order of any court or administrative agency; (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender; (d) which has been publicly disclosed; (e) to the extent reasonably required in connection with any litigation to which Agent, any Lender, Borrower or their respective Affiliates may be a party; (f) to the extent reasonably required in connection with the exercise of any remedy hereunder; (g) to such Lender's bank counsel and independent auditors; and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

         Notwithstanding anything to the contrary, "information" shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         Section 11.17 Refinancing of Obligations Under Existing Credit Agreement. This Agreement constitutes a refinancing of the "Obligations" under the Existing Credit Agreement. On the date hereof:

         (a) The Borrower shall pay all accrued and unpaid commitment fees outstanding under the Existing Credit Agreement;

         (b) Each "Loan" under the Existing Credit Agreement shall be repaid with the proceeds of the initial Loan hereunder, and each Lender that is party to the Existing Credit Agreement hereby waives any requirement that the Borrower pay any "Funding Loss", as defined in the Existing Credit Agreement, in connection with such repayment;

         (c) each Existing L/C outstanding under the Existing Credit Agreement shall be deemed to have been issued under this Agreement without payment of any further fronting fee (but subject to the other fees set forth in Sections 2.3(i) and 2.3(j)); and

         (d) the Existing Credit Agreement and the commitments thereunder shall terminate.

         Section 11.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         Section 11.19 NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECTION 26.02. THE CREDIT AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN CREDIT AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                         OCEANEERING INTERNATIONAL, INC.,
                                         a Delaware corporation

                                         By: /s/ ROBERT P. MINGOIA
                                           -------------------------------------
                                         Name:  Robert P. Mingoia
                                         Title: Treasurer

                                         Address for Notices:

                                         11911 FM 529
                                         Houston, Texas 77041
                                         Attention: Chief Financial Officer
                                         Telecopy No.: (713) 329-4653

                       Signature Page to Credit Agreement

                                         WELLS FARGO BANK, N.A., as
                                         Administrative Agent and Lead Arranger
                                         and as a Lender and L/C Issuer

                                         By: /s/ PHILIP C. LAUINGER III
                                            ------------------------------------
                                         Name:  Philip C. Lauinger III
                                         Title: Vice President

                                         Address for Notices:

Commitment:                              1000 Louisiana, 3rd Floor
$50,000,000.00                           Houston, Texas 77002
                                         Attention:  Sean Lewis,
                                         Agency Syndications
                                         Telecopy No.: 303-863-5533

                       Signature Page to Credit Agreement

                                         HSBC BANK USA, as Documentation Agent
                                         and a Lender

                                         By: /s/ GEORGE LINHART
                                            ------------------------------------
                                         Name:  George Linhart
                                         Title: First Vice President

                                         Address for Notices:

Commitment:                              452 Fifth Avenue, 5th Floor
$40,000,000.00                           New York, New York 10018
                                         Attention: Melissa Moy
                                         Telecopy No.: 212-525-2479

                       Signature Page to Credit Agreement

                                         COMERICA BANK, as Syndication Agent
                                         and a Lender

                                         By: /s/ MONA M. FOCH
                                            ------------------------------------
                                         Name:  Mona M. Foch
                                         Title: Senior Vice President -
                                                  Texas Division

                                         Address for Notices:

Commitment:                              910 Louisiana, Suite 410
$40,000,000.00                           Attention:  Mona Foch
                                         Telecopy No.: 713-220-5650

                       Signature Page to Credit Agreement

                                         DEN NORSKE BANK ASA, as a Lender

                                         By: /s/ PETER DODGE
                                            ------------------------------------
                                         Name:  Peter Dodge
                                         Title: First Vice President

                                         By: /s/ STIG KRISTIANSEN
                                            ------------------------------------
                                         Name:  Stig Kristiansen
                                         Title: Vice President

                                         Address for Notices:

Commitment:                              200 Park Avenue, 31st Floor
$40,000,000.00                           New York, New York 10166-0396
                                         Attention: Stig Kristiansen
                                         Telecopy No.: 212-681-3900

                       Signature Page to Credit Agreement

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         as a Lender

                                         By: /s/ JOHN W. MCGHEE
                                            ------------------------------------
                                         Name:  John W. McGhee
                                         Title: Vice President and Manager

                                         Address for Notices:

Commitment:                              1100 Louisiana, Suite 2800
$20,000,000.00                           Houston, Texas 77019
                                         Attention: Damain Sullivan
                                         Telecopy No.: 713-658-0116

                       Signature Page to Credit Agreement

                                         BANK ONE, NA, as a Lender

                                         By: /s/ JANE BEK KEIL
                                            ------------------------------------
                                         Name:  Jane Bek Keil
                                         Title: Director

                                         Address for Notices:

Commitment:                              1 Bank One Plaza, Suite IL1-0010
$40,000,000.00                           Chicago, Illinois 60603-0010
                                         Attention: Victor Perez
                                         Telecopy No.: (312) 385-7095

                       Signature Page to Credit Agreement

                                         SOUTHWEST BANK OF TEXAS, N.A.,
                                         as a Lender

                                         By: /s/ CARMEN DUNMIRE
                                            ------------------------------------
                                         Name:  Carmen Dunmire
                                         Title: Senior Vice President

                                         Address for Notices:

Commitment:                              1801 Main
$20,000,000.00                           Houston, Texas 77002
                                         Attention: Maxine Hunter
                                         Telecopy No.: (713) 693-7467

                       Signature Page to Credit Agreement